UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ALTISOURCE RESIDENTIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

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[•], 2016

Dear Fellow Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2016 Annual Meeting of Stockholders of Altisource Residential Corporation, which will be held on [•], 2016 at 9:00 a.m., Atlantic Standard Time at [•]. The matters to be considered by stockholders at the 2016 Annual Meeting of Stockholders are described in detail in the accompanying materials.

It is very important that you be represented at the 2016 Annual Meeting of Stockholders regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to authorize your WHITE proxy in one of the manners described in the accompanying materials even if you plan to attend the 2016 Annual Meeting of Stockholders. This will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend.

Your support of and interest in Altisource Residential Corporation is sincerely appreciated.

Sincerely,
David B. Reiner
Chairman of the Board of Directors

ALTISOURCE RESIDENTIAL CORPORATION

NOTICE OF THE 2016 ANNUAL MEETING OF STOCKHOLDERS AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [•], 2016

NOTICE

The 2016 Annual Meeting of Stockholders of Altisource Residential Corporation (the “Company”), a Maryland corporation, will be held:

Date:    [•], 2016

Time:    9:00 a.m., Atlantic Standard Time

Location:    [•]

PURPOSE

•	To elect five (5) Directors nominated by the Board of Directors of the Company to serve until the 2017 Annual Meeting of Stockholders and/or until their successors are duly elected and qualified;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016;

•	To approve the adoption of the Altisource Residential Corporation 2016 Equity Incentive Plan (the “2016 Equity Incentive Plan”);

•	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement;

•	To approve, on an advisory basis, the frequency with which an advisory vote on executive compensation should be presented to the Company's stockholders; and

•	To transact such other business as may properly come before the 2016 Annual Meeting of Stockholders and any postponement or adjournment thereof.
PROCEDURES

•
Our Board of Directors has fixed the close of business on [•], 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the 2016 Annual Meeting of Stockholders.

•	Only stockholders of record at the close of business on the record date will be entitled to receive notice of and vote at the 2016 Annual Meeting of Stockholders.

•
The proxy statement for our 2016 Annual Meeting of Stockholders and our annual report to stockholders on Form 10-K for the year ended December 31, 2015 are available on our website under Shareholders-Investor Relations-Financial Information at http://ir.altisourceresi.com/financials.cfm.

Please note that BLR Partners LP (together with affiliates and related parties, “BLR Partners”) has notified the Company of its intent to nominate three (3) nominees for election to the Board of Directors at the 2016 Annual Meeting of Stockholders. You may receive solicitation materials from BLR Partners, including a proxy statement and proxy card. We are not responsible for the accuracy of any information provided by or relating to BLR Partners or its nominees contained in solicitation material filed or disseminated by or on behalf of BLR Partners or any other statements BLR Partners may make.

AFTER DUE CONSIDERATION, THE BOARD OF DIRECTORS DOES NOT ENDORSE ANY OF BLR PARTNERS' NOMINEES AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS ON THE WHITE PROXY CARD. OUR BOARD OF DIRECTORS STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY BLR PARTNERS. IF YOU PREVIOUSLY SUBMITTED A PROXY CARD SENT TO

YOU BY BLR PARTNERS, YOU CAN REVOKE THAT PROXY AND VOTE FOR OUR BOARD OF DIRECTORS’ NOMINEES AND ON THE OTHER MATTERS TO BE VOTED ON AT THE ANNUAL MEETING BY USING THE ENCLOSED WHITE PROXY CARD. ONLY THE LATEST VALIDLY EXECUTED PROXY THAT YOU SUBMIT WILL BE COUNTED.

Your vote is important. Please be sure to vote your shares on the WHITE proxy card TODAY.

Your attention is directed to the proxy statement accompanying this Notice for a more complete statement of the matters to be considered at the meeting.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH NOMINEE FOR DIRECTOR LISTED IN PROPOSAL ONE, AND “FOR” PROPOSALS TWO, THREE AND FOUR, AND "3 YEARS" FOR PROPOSAL FIVE.

PLEASE DATE, SIGN AND MAIL THE ENCLOSED WHITE PROXY CARD OR SUBMIT YOUR PROXY USING THE INTERNET LINK OR TELEPHONE NUMBER SET FORTH ON THE WHITE PROXY CARD.

By Order of the Board of Directors,
Michael G. Lubin
Corporate Secretary

[•], 2016
Christiansted, United States Virgin Islands

If you have any questions, require assistance in voting your WHITE proxy card, or need additional copies of the Company's proxy materials,
please contact Innisfree at the phone numbers listed below.

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders call toll free at (888) 750-5834
Banks and Brokers may call collect at (212) 750-5833

ALTISOURCE RESIDENTIAL CORPORATION
PROXY STATEMENT
2016 ANNUAL MEETING OF STOCKHOLDERS

General Information

We have made this proxy statement (“Proxy Statement”) available to you on or about [•], 2016 as a holder of common stock of Altisource Residential Corporation, a Maryland corporation (“we”, “our”, “Residential” or the “Company”) because our Board of Directors is soliciting your proxy to be exercised at the 2016 Annual Meeting of Stockholders and at any postponement or adjournment thereof (“Annual Meeting”). The Annual Meeting will be held at [•] on [•], 2016, at 9:00 a.m., Atlantic Standard Time for the purposes listed in the Notice of Annual Meeting of Stockholders. Stockholders are requested to arrive at the Annual Meeting on time, as there will be no admittance once the Annual Meeting has begun.

At the Annual Meeting, our stockholders will be asked to consider and vote upon (1) the election of five (5) Directors to serve until the 2017 Annual Meeting and/or until their successors are duly elected and qualified, (2) the ratification of the appointment of Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2016, (3) the adoption of the 2016 Equity Incentive Plan, (4) the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement and (5) the approval, on an advisory basis, of the frequency with which an advisory vote on executive compensation should be presented to the Company's stockholders.

If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their discretion on such matters.

Proxy Materials

On or about [•], 2016, we will mail the proxy materials consisting of this Proxy Statement, the WHITE proxy card and the Annual Report to each of our stockholders. We also expect our proxy documents to be made available to stockholders on or about [•], 2016 through the Shareholders link on our website at www.altisourceresi.com. Our annual report on Form 10-K for the year ended December 31, 2015 was filed with the SEC and made available on our website on February 29, 2016.

Stockholders of Record. If your shares are registered in your own name, you will receive a full set of the proxy documents in the mail. As a stockholder of record, you have the right to vote in person or to be represented by proxy at the Annual Meeting. The Company has enclosed a WHITE proxy card for you to use. You may also submit voting instructions via the Internet or by telephone by following the instructions on the WHITE proxy card.

Beneficial Stockholders. If your shares are not registered in your name, you should receive proxy materials and a WHITE voting instruction form from your bank or broker. We recommend that you contact your bank or broker if you do not receive these instructions. As the beneficial owner, you have the right to direct your bank, broker or other holder of record how to vote your shares by using the voting instructions you received.

Voting Procedures

You may vote by attending the Annual Meeting in person, by completing and returning a proxy by mail or by using the Internet or telephone. You may submit your proxy by mail by marking your vote on the enclosed WHITE proxy card, then following the instructions on the card. To submit your proxy using the Internet or by telephone, see the instructions on the WHITE proxy card and have the WHITE proxy card available when you access the Internet website or place your telephone call. If you are authorizing a proxy to vote your shares over the Internet or by telephone, you will need to provide the control number that is printed on the proxy card that you receive. If you are a stockholder of record and wish to vote in person at the Annual Meeting, you may do so.

If you are the beneficial owner of shares held in “street name” by a bank or broker and wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the bank, broker or other institution holding your shares and bring such proxy with you to hand in with your ballot.

Even if you plan to attend the Annual Meeting, we recommend that you authorize a proxy to vote your shares in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

How a Proxy Works

All valid proxies received prior to the Annual Meeting will be voted in accordance with the directions on the proxies, unless such proxies have previously been revoked. If you submit a WHITE proxy card with no voting direction indicated, the shares will be voted as the Board recommends, which is as follows:

•	“FOR” the election of each of the five (5) nominees to the Board listed in this Proxy Statement and on the WHITE proxy card (Proposal One);

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016 (Proposal Two);

•	“FOR” the approval of the adoption of the 2016 Equity Incentive Plan (Proposal Three);

•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement (Proposal Four); and

•	“3 YEARS” as the frequency with which an advisory vote on executive compensation should be presented to the Company's stockholders (Proposal Five).

By returning a signed WHITE proxy card by mail or by duly submitting a proxy by Internet or telephone, you will confer discretionary authority on the named proxies to vote on any other business that properly comes before the meeting or any adjournment or postponement thereof for which discretionary authority is permitted. The persons named on the WHITE proxy card as proxies or their substitutes will vote or act in their discretion with respect to such other matters. Any such matters shall be determined by a majority vote of the stockholders present in person or represented by proxy.

How to Revoke or Change a Proxy

The Board strongly urges you not to sign or return any proxy card sent to you by or on behalf of BLR Partners. Submitting a proxy card sent to you by or on behalf of BLR Partners will revoke votes you have previously cast via our WHITE proxy card, Internet or telephonically.

If you have already submitted a proxy card that you received from BLR Partners, you may revoke such proxy and vote for the Board’s nominees. You have the power to revoke your proxy at any time before it is exercised at the Annual Meeting by:

•	filing written notice with our Corporate Secretary at the following address:

Michael G. Lubin, Corporate Secretary
Altisource Residential Corporation
c/o Altisource Asset Management Corporation
36C Strand Street
Christiansted, United States Virgin Islands 00820

Written revocations must be received by the Corporate Secretary no later than 5:00 p.m., Atlantic Standard Time, on [•], 2016;

•	submitting a properly executed WHITE proxy card bearing a later date by a later telephone or Internet vote (subject to the telephone or Internet voting deadline); or

•	appearing at the Annual Meeting and giving the Corporate Secretary notice of your intention to vote in person. Attending the Annual Meeting will not, by itself, revoke a properly executed proxy.

If your shares are held by a bank or broker and you have instructed such bank or broker to vote your shares, you must follow directions received from your bank or broker to change these instructions.

Who May Vote

You are entitled to vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting if you are a holder of record of our common stock at the close of business on [•], 2016, the record date for the Annual Meeting. At the close of business on [•], 2016, there were [•] shares of common stock issued, outstanding and able to be voted and no other class of equity securities outstanding. Each share of our common stock is entitled to cast one (1) vote at the Annual Meeting on all matters properly presented before the Annual Meeting.

Quorum and Voting Information

The presence at the Annual Meeting of a majority of the votes of our common stock entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, or, with regard to the election of Directors, "WITHOLD" votes, and "broker non-votes", if any, will be treated as present for purposes of determining the presence of a quorum.

If you are the beneficial owner of shares held in “street name” by a bank or broker, your bank or broker, as the record holder of the shares, must vote those shares in accordance with your instructions. Generally, in an uncontested election, and in accordance with the rules of the New York Stock Exchange (the “NYSE”), certain matters submitted to a vote of stockholders are considered by the NYSE to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the meeting. However, when a beneficial owner of shares held by a bank, broker or other nominee fails to provide the record holder with voting instructions, and such organization lacks the discretionary voting power to vote those shares with respect to a particular “non-routine” proposal, a “broker non-vote” occurs.

Given the contested nature of the election, the rules of the NYSE governing brokers' discretionary authority generally do not permit brokers to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not. Therefore, we do not expect there to be any broker non-votes at the Annual Meeting. Thus, if you do not give instructions to the organization holding your shares, then we do not expect that organization to be able to vote your shares and, consequently, the shares held by that organization would not be entitled to vote on any matter to be considered at the Annual Meeting. It is therefore important that you provide instructions to the organization holding your shares so that your vote with respect to the proposals to be voted on at the Annual Meeting is counted.

To vote your shares, you will need to follow the directions your bank, brokerage firm or other nominee provides you. You should instruct your bank, brokerage firm or other nominee to vote your shares by following the voting instructions provided by your bank, brokerage firm or other nominee. Please contact your bank, brokerage firm or other nominee for further information.

Proposal One – Election of Directors: Assuming a quorum, each of the five (5) nominees for Director will be elected as Directors of the Company by a plurality of the votes cast in person or by proxy at the Annual Meeting. You may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or vote “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. A properly executed proxy marked “WITHHOLD” with regard to the election of one or more Directors will not be voted with regard to the Director or Directors indicated. “Plurality” means that the five (5) individuals who receive the greatest number of votes cast “FOR” are elected as Directors. Cumulative voting in the election of Directors is not permitted.

A decision to withhold your vote as to all nominees or to withhold your vote with respect to a specific nominee will not be counted in the votes cast in connection with Proposal One and will have no effect on the results of the vote on Proposal One.

THE BOARD DOES NOT ENDORSE ANY OF BLR PARTNERS' NOMINEES AND UNANIMOUSLY RECOMMENDS THAT YOU DISREGARD ANY PROXY CARD OR SOLICITATION MATERIALS THAT MAY BE SENT TO YOU BY BLR PARTNERS. VOTING TO “WITHHOLD” WITH RESPECT TO ANY BLR PARTNERS NOMINEE ON ITS PROXY CARD IS NOT THE SAME AS VOTING FOR THE

NOMINEES OF THE COMPANY’S BOARD BECAUSE A VOTE TO “WITHHOLD” WITH RESPECT TO ANY BLR PARTNERS NOMINEE ON ITS PROXY CARD WILL REVOKE ANY PROXY YOU PREVIOUSLY SUBMITTED, INCLUDING ANY PROXY THAT YOU PREVIOUSLY SUBMITTED VOTING “FOR” THE BOARD’S NOMINEES.

Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm: Assuming a quorum, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016 requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. You may vote “FOR” or “AGAINST” or “ABSTAIN” on Proposal Two.

Abstentions will not be counted in determining the votes cast in connection with Proposal Two and will have no effect on the results of the vote on Proposal Two.

Proposal Three – Approval of the Adoption of the 2016 Equity Incentive Plan: Assuming a quorum, the proposal to adopt the 2016 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. You may vote “FOR” or “AGAINST” or “ABSTAIN” on Proposal Three.

Abstentions will not be counted in determining the votes cast in connection with Proposal Three and will have no effect on the results of the vote on Proposal Three.

Proposal Four – Approval, on an advisory basis, of the Compensation of the Company’s Named Executive Officers, as Disclosed in the Proxy Statement: Assuming a quorum, the proposal to approve the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. You may vote “FOR” or “AGAINST” or “ABSTAIN” on Proposal Four.

Abstentions will not be counted in determining the votes cast in connection with Proposal Four and will have no effect on the results of the vote on Proposal Four.

Proposal Five – Approval, on an advisory basis, of every "3 Years" as the Frequency with which an Advisory Vote on Executive Compensation Should be Presented to the Company's Stockholders: Assuming a quorum, the frequency of the advisory vote on executive compensation receiving the greatest number of votes (every 1, 2 or 3 years) will be considered the frequency recommendation by stockholders.

Abstentions will not be counted in determining the votes cast in connection with Proposal Five and will have no effect on the results of the vote on Proposal Five.

The below table summarizes the voting requirements to elect Directors and to approve each of the proposals in this Proxy Statement:

Proposal		Vote Required
1.	Election of Directors	Plurality of votes cast
2.	Ratification of Deloitte & Touche, LLP	Majority of shares represented at meeting in person or by proxy and entitled to vote
3.	Approval of Adoption of 2016 Equity Incentive Plan	Majority of shares represented at meeting in person or by proxy and entitled to vote
4.	Approval of executive compensation on an advisory basis	Majority of shares represented at meeting in person or by proxy and entitled to vote
5.	Approval of every "3 years" as the frequency with which an advisory vote on executive compensation should be presented to the Company's stockholders	The frequency of the advisory vote on executive compensation receiving the greatest number of votes (every 1, 2 or 3 years) will be considered the frequency recommendation by stockholders

Board Recommendation

The Board recommends that you vote as follows:

•	“FOR” the election of each of the five (5) nominees to the Board listed in this Proxy Statement and on the WHITE proxy card (Proposal One);

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016 (Proposal Two);

•	“FOR” the approval of the adoption of the 2016 Equity Incentive Plan (Proposal Three);

•	“FOR” the approval, on an advisory basis, of the compensation of the Company's named executive officers, as disclosed in the Proxy Statement (Proposal Four); and

•	“3 YEARS” as the frequency with which an advisory vote on executive compensation should be presented to the Company's stockholders (Proposal Five).

Any properly authorized proxy as to which no instructions are given will be voted in accordance with the foregoing recommendations.

Costs of Solicitation

We will bear the cost of the solicitation of proxies by the Company. In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, by a few of our regular employees without additional compensation. We will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies. As a result of the potential proxy solicitation by BLR Partners, we may incur additional costs in connection with our solicitation of proxies. Annex A sets forth information relating to certain of our Directors, officers and employees who are considered “participants” in this proxy solicitation under the rules of the Securities and Exchange Commission, by reason of their position or because they may be soliciting proxies on our behalf.

We have hired Innisfree M&A Incorporated (“Innisfree”), 501 Madison Avenue, 20th Floor, New York, NY 10022 to assist us in the solicitation of proxies for a fee of up to $380,000 plus out-of-pocket expenses. Innisfree expects that approximately 30 of its employees will assist in the solicitation. Our expenses related to the solicitation of proxies from stockholders this year will significantly exceed those normally spent for an Annual Meeting. Such costs are expected to aggregate approximately $[•]. To date, we have incurred approximately $[•] of these solicitation costs.

BACKGROUND OF THE BLR PARTNERS SOLICITATION

On August 14, 2015, the Company’s Chief Executive Officer, George G. Ellison, and Chief Financial Officer, Robin N. Lowe, had a telephone conversation with Bradley Radoff of BLR Partners in response to an email request by Mr. Radoff. At this meeting, BLR Partners shared its views on the Company’s business strategy.

On November 10, 2015, Messrs. Ellison and Lowe had a second telephone conversation with Mr. Radoff in response to an email request by Mr. Radoff. At this meeting, Messrs. Radoff, Ellison and Lowe further discussed BLR Partners’ views on the Company’s business strategy.

On December 11, 2015, the Company received an email from outside counsel representing a stockholder of the Company requesting to obtain the Company nominee questionnaire required pursuant to the Company’s Bylaws for a stockholder to nominate candidates for election to the Board at the Annual Meeting.

On December 15, 2015, the Company sent an email to such outside counsel requesting the name and contact information of the stockholder requesting the questionnaire, and later in the day on December 15, 2015, such outside counsel provided the name of the stockholder as BLR Partners.

On December 16, 2015, the Company provided the nominee questionnaire to BLR Partners’ outside counsel.

On December 18, 2015, the Company received correspondence from BLR Partners stating its intention to nominate four potential candidates – William King, Andrew L. Platt, Clifford Press and Joshua E. Schechter – for election to the Board of Directors at the Annual Meeting.

On January 14, 2016, Mr. Lowe received email and voicemail correspondence from Mr. Radoff requesting a teleconference about the BLR Partners' notice and to seek a dialogue with the Company’s management team.

On January 15, 2016, Mr. Lowe and the Company's Chief Administrative Officer, Stephen H. Gray, had a telephone conversation with Mr. Radoff informing him that the Company was in a pre-earnings “black-out period” and, as a result, representatives of the Company would be restricted in what they could discuss unless representatives of BLR Partners were willing to execute a customary confidentiality agreement. Mr. Radoff informed Mr. Lowe that BLR Partners would not execute a confidentiality agreement. Mr. Lowe informed Mr. Radoff that representatives of the Company could have a conference call to hear and further understand BLR Partners’ views, but that without a confidentiality agreement, the Company would not be able to share any material non-public information.

On January 19, 2016, Messrs. Lowe and Gray had a telephone conversation with Mr. Radoff, and listened to the views of BLR Partners. Messrs. Lowe and Gray informed Mr. Radoff that they would be able to have a more comprehensive discussion with BLR Partners if they were to execute a customary confidentiality agreement and they would have the Company’s outside counsel reach out to BLR Partners’ outside counsel to discuss a potential confidentiality agreement.

On January 20, 2016, BLR Partners, together with certain other purported shareholders of the Company (collectively, "RESI Shareholders Group"), issued a press release indicating that it had nominated three of the four potential Director candidates, Messrs. Platt, Press and Schechter, for election to the Company’s Board of Directors at the Annual Meeting.

Also on January 20, 2016, the Company issued a press release of a statement in response to the RESI Shareholders Group press release of earlier in the day.

On January 22, 2016, BLR Partners provided a supplement to its notice of stockholder nominations of individuals for election as Director at the Annual Meeting, including disclosure of changes to certain of the shareholdings of the various proxy solicitation participants.

On January 27, 2016, each of the Company’s non-management independent Directors received a letter dated January 26, 2016 from Clifford Press of Oliver Press Partners LLC, a member of the RESI Shareholders Group, in which Mr. Press conveyed his views on the Company’s business strategy.

On January 29, 2016, David B. Reiner, Chairman of the Board of Directors, sent a letter to Mr. Press on behalf of the Board of Directors, informing him that the Board of Directors was considering his letter and would provide a further response in due course.

On February 10, 2016, Mr. Reiner sent a further letter to Mr. Press indicating that the Company’s management team would be pleased to organize a further meeting with representatives of the RESI Shareholders Group prior to the Company’s year-end 2015 earnings announcement scheduled for February 29, 2016. Mr. Reiner again noted to BLR Partners that the Company was in a pre-earnings “black-out period” and, as a result, representatives of the Company would be restricted in what they could discuss unless representatives of the RESI Shareholders Group were willing to execute a customary confidentiality agreement.

On February 11, 2016, BLR Partners, provided a supplement to its notice of stockholder nominations of individuals for election as Director at the Annual Meeting dated February 10, 2016 (the “February 10 BLR Notice”), including disclosure of certain changes to the shareholdings of the various proxy solicitation participants.

On February 16, 2016, in response to a request from outside counsel to BLR Partners, Mr. Reiner and Robert Fitzpatrick, a Director and Chairman of the Company’s Audit Committee, along with Mr. Gray and the Company's General Counsel, Michael G. Lubin, had a telephone conversation with Messrs. Radoff, Press and Schechter. During the conversation, Messrs. Radoff, Press and Schechter presented their views on the Company’s business strategy and suggested an in-person meeting after the Company’s announcement of fourth quarter and full year 2015 results scheduled for February 29, 2016.

On February 18, 2016, the RESI Shareholders Group issued a press release of an open letter to the Company’s Board of Directors presenting their views on the Company’s business strategy, management and the BLR Group’s Director nominees.

On February 24, 2016, the RESI Shareholders Group issued a press release of an open letter to Mr. Ellison regarding their views on the Company’s business strategy.

On February 29, 2016, the Company issued a press release reporting on the Company’s fourth quarter and full year 2015 results and announcing a special dividend to shareholders. The Company also filed its annual report on Form 10-K and hosted an earnings call.

Also on February 29, 2016, outside counsel to BLR Partners contacted the Company’s outside counsel to request a meeting between representatives of the Company and the RESI Shareholders Group.

On March 3, 2016, outside counsel to the Company contacted BLR Partners’ outside counsel to propose potential times for a meeting between representatives of the Company and the RESI Shareholders Group. Outside counsel to the Company also inquired about the availability of the BLR Partners Director nominees to be interviewed by representatives of the Company’s Nomination/Governance Committee.

On March 4, 2016, outside counsel to BLR Partners contacted the Company’s outside counsel to confirm the availability of Messrs. Radoff, Press and Schechter for a meeting with representatives of the Company and specifically requested to meet with Mr. Reiner and William P. Wall as Directors of the Company.

Also on March 4, 2016, the RESI Shareholders Group issued a press release of an open letter to Mr. Reiner regarding their views on the Company’s business strategy and the Company’s announcement of fourth quarter and full year 2015 results.

On March 7, 2016, the Company issued a press release of an open letter to stockholders regarding management’s and the Board of Directors’ assessment of, among other matters, the Company’s market opportunities, progress on its business strategy and strategic partnerships and the alignment of the Board of Directors and management with the interests of stockholders.

On March 14, 2016, in response to the request from outside counsel to BLR Partners, Messrs. Reiner and Wall, along with Messrs. Gray and Lubin, met with Messrs. Radoff, Press and Schechter. Messrs. Radoff, Press and Schechter presented their views on the Company’s business strategy and suggested that the Board of Directors consider alternatives.

On March 15, 2016, the Nominating/Governance Committee met and discussed the composition of the current Board of Directors as well as the background and experience of the BLR Partners nominees in light of the Company’s criteria for nominations of Directors to the Board.

On March 24, 2016, BLR Partners provided a supplement to its notice of stockholder nominations of individuals for election as Director at the Annual Meeting dated March 23, 2016, including disclosure that various proxy solicitation participants had decreased their aggregate shareholdings in the Company from approximately 4.5% of outstanding common stock to approximately 1.5% of outstanding common stock.

On March 29, 2016, the Board of Directors met to further discuss and consider the BLR Partners nominees, their background and experience, the Company’s criteria for the nomination of Directors to the Board of Directors and the unanimous recommendation of the Nominating/Governance Committee. After careful consideration, the Board of Directors unanimously determined not to include the BLR Partners nominees in the Company’s slate of nominees for election at the Annual Meeting. The Company believes that the current Board is very active and effective because it is comprised of highly qualified and proven leaders who have broad and diverse experience, industry knowledge, leadership abilities, high ethical standards and independence to exercise judgment. The Board is also committed to refreshing itself with two of its sitting members having been added in the past year.

On April 8, 2016, the Company filed its preliminary proxy statement with the SEC.

ELECTION OF DIRECTORS
(Proposal One)

Our Charter and Bylaws provide that that the number of our Directors will be fixed by a majority of our entire Board of Directors but may not be fewer than the minimum required under the Maryland General Corporation Law, which is one, nor more than fifteen. Currently, we have five members of our Board of Directors.

The five (5) nominees listed below for election as Directors at the Annual Meeting have been recommended by our Nomination/Governance Committee and nominated by our Board of Directors to serve on the Board until the 2017 Annual Meeting and/or until their successors are duly elected and qualified. Assuming a quorum, the five (5) nominees for Director will be elected as Directors by a plurality of the votes cast in person or by proxy at the meeting. All of the Company's nominees currently serve as our Directors. There are no arrangements or understandings between any of the Company's nominee and any other person for selection as a nominee.

If any of the Company's nominees are unable or unwilling to stand for election at the time of the Annual Meeting, the person or persons appointed as proxies will vote for a replacement nominee or nominees recommended by our Board of Directors. At this time, our Board of Directors knows of no reason why any of the Company's nominees would not be able or willing to serve as a Director if elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE ON THE WHITE PROXY CARD “FOR” ALL OF THE BOARD OF DIRECTORS’ NOMINEES FOR ELECTION TO BE ELECTED AND TO SERVE AS DIRECTORS OF THE COMPANY UNTIL OUR 2017 ANNUAL MEETING AND/OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. IT IS INTENDED THAT THE WHITE PROXIES WILL BE VOTED FOR THE FIVE BOARD NOMINEES SET FORTH IN THIS PROPOSAL. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS USING THE ENCLOSED WHITE PROXY CARD TO VOTE “FOR” ALL OF THE BOARD OF DIRECTORS’ FIVE NOMINEES FOR DIRECTOR.

Nominees for Director

The following table sets forth certain information concerning our nominees for Director:

Name	Age (1)	Director Since	Audit Committee	Compensation Committee	Nomination/ Governance Committee
David B. Reiner	60	2012	X	X (2)	X
Michael A. Eruzione	61	2012			X
Robert J. Fitzpatrick	55	2012	X (2)	X
George G. Ellison	57	2015
William P. Wall	53	2016	X	X	X (2)
____________________

(1)	As of the date of this Proxy Statement.

(2)	Committee Chair.

The principal occupation for at least the last five (5) years and additional biographical information of each Director of Residential is set forth below.

David B. Reiner. Mr. Reiner was elected to the Board of Directors in December 2012 and became Chairman of the Board of Directors on January 16, 2015. Mr. Reiner is currently a Managing Director with Regional Real Estate Investment Corporation (“RREIC”), a registered investment advisor that manages private investment funds that make opportunistic real estate investments. Prior to joining RREIC, Mr. Reiner served as a Managing Director of Grosvenor Investment Management US Inc. (“GIM”), a real estate investment fund, from 2003 to 2011. At GIM, Mr. Reiner was responsible for the development and implementation of business strategy, capital markets activities, fund and investment development, fund-raising, fund operations and investor relations. He also was a member of the Management and Investment Committees for GIM’s Investment Funds business and served on the Capital Markets Committee of Grosvenor Fund Management Ltd. Prior to that, Mr. Reiner was a Co-founder and Managing Director of Legg Mason Real Estate Investors, Inc., from 2000 until 2003, a specialty real estate lender that provided mezzanine and bridge loans to the commercial real estate industry. From December 2011 to October 2015, Mr. Reiner served on the board of directors and as chairman of the audit committee of Home Loan Servicing Solutions, Ltd. (“HLSS”). Prior to joining the HLSS board, he served three years on the board of directors of Ocwen Financial Corporation (“Ocwen”), where he was also a member of both the audit committee and the nomination/governance committee. Mr. Reiner holds a Bachelor of Arts from the University of South Carolina in Columbia, South Carolina and a Juris Doctorate from George Mason University School of Law in Fairfax, Virginia. He also completed graduate work in international affairs and economics at the Fletcher School of Law & Diplomacy at Tufts University in Medford, Massachusetts and the Johns Hopkins School of Advanced International Studies in Washington, DC.

Mr. Reiner’s real estate investment expertise, particularly with respect to capital market activities, investment strategies and funding operations, provides insight to the Board of Directors. In addition, his background in economics and public company audit committee experience enables him to provide guidance to the Board of Directors in overseeing the financial and accounting aspects of our operations.

Michael A. Eruzione. Mr. Eruzione was elected to our Board of Directors in December 2012. Mr. Eruzione represents major corporations as a spokesperson and as a motivational speaker and has served as the Director of Special Outreach at Boston University in Boston, Massachusetts since 1995. He previously served as the Director of Special Programs for Alumni Relations and Development. From 1984 to 1994, Mr. Eruzione worked as a sports commentator for Madison Square Garden, ABC, NBC and CBS. Mr. Eruzione was captain of the 1980 United States Olympic Hockey Team that won the gold medal in Lake Placid, NY. Mr. Eruzione holds a Bachelor of Arts from the Boston University School of Education in Boston, Massachusetts.

Mr. Eruzione’s diverse background and experience representing major corporations provides insight to the Board of Directors, particularly with respect to the development of strategic relationships.

Robert J. Fitzpatrick. Mr. Fitzpatrick was elected to our Board of Directors in December 2012. Mr. Fitzpatrick has over 25 years of experience in real estate banking and structured finance and is one of the founding members of Institutional Mortgage Capital Canada, Inc. (“IMCCI”), established in 2009 as an investment platform for investors in Canadian commercial real estate debt and securities. Mr. Fitzpatrick has served as Chief Financial Officer of IMCCI since 2011. Prior to joining IMCCI, Mr. Fitzpatrick served from 1983 to 2009 in various senior managerial and executive appointments for Merrill Lynch, a financial management and advisory firm, including Head of Residential and Commercial Securitization, Managing Director of Commercial Real Estate Lending and Managing Director of Global Principal Investments. Mr. Fitzpatrick holds a Bachelor of Science in Accounting from St. John’s University in New York, New York.

Mr. Fitzpatrick’s experience in the real estate financing sector as well as knowledge regarding accounting and finance provides financial, operational and strategic expertise and guidance to the Board of Directors.

George G. Ellison. Mr. Ellison was elected to our Board of Directors on August 25, 2015. Mr. Ellison has served as our Chief Executive Officer since June 15, 2015, as our President since March 31, 2015 and as the Chief Executive Officer of Altisource Asset Management Corporation (“AAMC”) since February 17, 2015. Prior to joining AAMC, Mr. Ellison had been employed for 19 years at Bank of America and its predecessor, NationsBank. Mr. Ellison held several roles over his career at Bank of America, most recently being the executive leading the team that managed the valuation and disposition of Bank of America’s legacy mortgage loan portfolio and a leading member of Bank of America’s Special Initiatives team that worked to resolve Bank of America’s representation and warranty litigation. Prior to his most recent roles, Mr. Ellison was Global Head of the Structured Products division within Bank of America’s Investment Banking platform. His responsibilities involved all Structured Products including RMBS, ABS, ABCP Conduit and CMBS securities, among others. Mr. Ellison holds a Bachelor of Science in Industrial Engineering from the University of Pittsburgh and a Master's of Business Administration from the Wharton School of Business.

Mr. Ellison’s extensive mortgage, real estate, structured products and transactional experience provides the Board of Directors with subject matter expertise in the markets in which the Company competes. In addition, through his position as Chief Executive Officer of AAMC and Residential, Mr. Ellison has acquired significant experience in our business and offers the Board of Directors insight into Company specific operational and transactional matters.

William P. Wall. Mr. Wall was appointed to our Board of Directors on March 1, 2016. Mr. Wall is the managing member of Ottauquechee Partners, LLC, a private investment firm headquartered in Lexington, MA. Mr. Wall has served as a Director of Haynes International since 2004 and is the Chairman of the Corporate Governance and Nominating Committee and a member of the Audit Committee. Mr. Wall is also a member of the Board of Directors of STAAR Surgical, Inc., where he serves as Chairman of the Nominating and Governance Committee and a member of the Compensation Committee. From February 2006 until June 2015, Mr. Wall served as general counsel of Abrams Capital Management, LLC, a value-oriented investment firm headquartered in Boston. Prior to joining Abrams Capital, Mr. Wall was a partner at a hedge fund for two years and was employed with Fidelity Investments for seven years, concluding as a Managing Director in its private investment group. Mr. Wall began his career as an Associate at the law firm of Ropes & Gray. Previously, Mr. Wall served as a Director of Automobile Holdings, Nations Commercial Finance and Eightfold Capital Management. Mr. Wall received his Bachelor of Arts from the University of Massachusetts at Amherst and a Master's of Public Administration and Juris Doctorate from Harvard University.

Mr. Wall provides the Board of Directors with extensive investment and corporate governance expertise and has substantial experience as a member of other public company boards of directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE BASED UPON THEIR RESPECTIVE EXPERIENCES, QUALIFICATIONS AND SKILLS IDENTIFIED ABOVE.

In the absence of other instructions, properly signed and delivered WHITE proxy cards will be voted “FOR” the election of each of these nominees.

The Board does NOT endorse any BLR Partners nominee and strongly urges you not to sign or return any proxy card that may be sent to you by or on behalf of BLR Partners, including those sent to you by the RESI Shareholders Group. A WITHHOLD vote with respect to any BLR Partners nominee on its proxy card is NOT the same as a vote for any of our Board’s nominees, because a WITHHOLD vote with respect to any of BLR Partners’ nominees on its proxy card will revoke any previous proxy that you submitted. If you have already voted using a proxy card sent to you by or on behalf of BLR Partners, you have every right to change it. The Board urges you to revoke that proxy and to vote “FOR” the Board’s nominees by following the instructions on the enclosed WHITE proxy card to vote for the Board’s nominees and mailing the proxy card in the enclosed pre-paid envelope. Only the latest validly executed proxy that you submit will be counted.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board of Directors plays an active role in overseeing management and representing the interests of our stockholders. Directors are expected to attend all meetings of the Board of Directors and the meetings of committees on which they serve. Directors are also consulted for advice and counsel between formal meetings.
Our current Board of Directors held twenty-one (21) meetings in 2015. Each incumbent Director attended all of these meetings as well as the meetings held by all committees of our Board of Directors on which they served during the year. The Board of Directors also regularly held executive sessions of the independent Directors. While we do not have a formal policy regarding Director attendance at the Annual Meeting, all of the incumbent members of our Board of Directors attended our 2015 Annual Meeting with the exception of Mr. Wall, who was not a Director at the time of such meeting.

Independence of Directors

Our Corporate Governance Guidelines provide that our Board of Directors must be comprised of a majority of Directors who qualify as independent Directors under the standards of the NYSE.

Our Board of Directors annually reviews the direct and indirect relationships that we have with each Director. The purpose of this review is to determine whether any such transactions or relationships are inconsistent with a determination that the Director is independent. Only those Directors who are determined by our Board of Directors to have no material relationship with Residential and otherwise qualify as independent under applicable SEC and NYSE rules are considered independent. This determination is based in part on the analysis of questionnaire responses that follow the independence standards and qualifications established by NYSE rules and federal securities law. Our current Board of Directors has determined that Messrs. Eruzione, Fitzpatrick, Reiner and Wall are independent Directors. The Board of Directors also previously reached this independence determination for Dr. James H. Mullen, Jr., who retired from the Board of Directors on March 1, 2016.

Board Leadership Structure

Our Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board of Directors and Chief Executive Officer. Our Board of Directors retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interests of the Company and its stockholders at any given time. The Board of Directors currently believes that separating the positions of Chief Executive Officer and Chairman of the Board of Directors is the best structure to fit our needs. Mr. Ellison is our Chief Executive Officer. Mr. Ellison is responsible for our day-to-day operations and for formulating and executing our long-term strategies in collaboration with and under the oversight of the Board of Directors. As Chairman of the Board of Directors, Mr. Reiner leads the Board and oversees meetings of the Board of Directors and the delivery of information necessary for the Board’s informed decision-making.

Director Stock Ownership Guidelines

We recognize the importance of aligning our Board’s interests with those of our shareholders. As a result, in 2016 the Board adopted stock ownership guidelines for all of our Directors. Under these guidelines, each Director is expected to accumulate, by July 1, 2021 (or, if later, by July 1 of the fifth year following the year of becoming a Director), Company stock having a fair market value equal to five times such Director’s annual base cash retainer from time to time. For purposes of these guidelines, shares held in trust or retirement accounts, deferred stock units and restricted stock units count toward the ownership guidelines. Each Director is expected to retain 100% of the net after-tax shares received upon vesting and exercise of equity incentive awards until the guidelines are satisfied.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nomination/ Governance Committee. A brief description of these committees is provided below.

Audit Committee. The Audit Committee of our Board of Directors oversees the relationship with our independent registered public accounting firm, reviews and advises our Board of Directors with respect to reports by our independent registered public accounting firm and monitors our compliance with laws and regulations applicable to our operations, including the evaluation of significant matters relating to the financial reporting process and our system of accounting, internal controls, auditing and federal securities law matters and the review of the scope and results of the annual audit conducted by the independent registered public accounting firm.

The members of the Audit Committee in 2015 were Mr. Fitzpatrick, Mr. Reiner and Dr. James H. Mullen, Jr. Dr. Mullen retired from the Board of Directors on March 1, 2016, and Mr. Wall was contemporaneously appointed to the Audit Committee to fill the vacancy created by Dr. Mullen's departure. Mr. Fitzpatrick was the Chair of the Audit Committee. Each member of our Audit Committee is independent as defined in regulations adopted by the SEC and NYSE listing standards. Our Board of Directors has determined that all members of our Audit Committee are financially literate and possess accounting or related financial management expertise. Our Board of Directors has also determined that each of Mr. Fitzpatrick, Mr. Reiner and Mr. Wall qualify as “audit committee financial experts” as that term is defined in SEC rules. The Audit Committee met eleven (11) times in 2015 and held six (6) executive sessions outside the presence of our management.

Our Audit Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisourceresi.com and is available in print to any stockholder who requests it. On an annual basis, the Audit Committee will review and approve its charter. The Audit Committee will also evaluate its performance under its charter annually and deliver a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter and any recommendations for amendments. The charter was last reviewed by the Audit Committee in March 2016.

Compensation Committee. The Compensation Committee of our Board of Directors oversees the compensation of our Directors. We have no employees. Our executive officers are employed by our asset manager, AAMC. Consequently, the Compensation Committee does not determine or approve the compensation of our executive officers.

The Compensation Committee has the authority to retain independent counsel or other advisers at our expense as the Compensation Committee deems necessary in connection with its responsibilities. The Compensation Committee may request that any of our Directors, officers or other persons attend its meetings to provide advice, counsel or pertinent information as the Committee requests.

The members of the Compensation Committee in 2015 were Mr. Reiner, Mr. Fitzpatrick and Dr. Mullen. As noted above, Dr. Mullen retired from the Board of Directors on March 1, 2016 and Mr. Wall was contemporaneously appointed to the Compensation Committee to fill the vacancy created by Dr. Mullen’s departure. Mr. Reiner was the Chair of the Compensation Committee. Each member of the Compensation Committee is independent as defined by NYSE listing standards. While we have no specific qualification requirements for members of the Compensation Committee, the members of the Compensation Committee have knowledge and experience regarding compensation matters as developed through their respective business experience in both management and advisory roles, including general business management, executive compensation and employee benefits experience.

Our Compensation Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisourceresi.com and is available in print to any stockholder who requests it. On an annual basis, the Compensation Committee will review and approve its charter. The Compensation Committee will also evaluate its performance under its charter annually and deliver a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter and any recommendations for amendments. The charter was last reviewed by the Compensation Committee in March 2016. The Compensation Committee met three (3) times in 2015.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2015 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is an officer or employee of the Company or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K, and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company’s Compensation Committee or Board.

Nomination/Governance Committee. The Nomination/Governance Committee of our Board of Directors makes recommendations to our Board of Directors of individuals qualified to serve as Directors and committee members for our Board of Directors; advises our Board of Directors with respect to Board of Directors composition, procedures and committees; develops and recommends to the Board of Directors a set of corporate governance principles and oversees the evaluation of our Board of Directors and our management.

The members of the Nomination/Governance Committee in 2015 were Dr. Mullen, Mr. Eruzione and Mr. Reiner. Dr. Mullen was the Chair of the Nomination/Governance Committee through his departure in March 2016. Mr. Wall became the Chair of the Nomination/Governance Committee in March 2016. Each member of our Nomination/Governance Committee is independent as defined in NYSE listing standards. The Nomination/Governance Committee met nine (9) times in 2015.

Our Nomination/Governance Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisourceresi.com and is available in print to any stockholder who requests it. On an annual basis, the Nomination/Governance Committee will review and approve its charter. The Committee will also evaluate its performance under its charter annually and deliver a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter and any recommendations for amendments. The charter was last reviewed by the Nomination/Governance Committee in March 2016.

It is the policy of our Nomination/Governance Committee to consider candidates for Director recommended by you, our stockholders. In evaluating all nominees for Director, our Nomination/Governance Committee will take into account the applicable requirements for Directors under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NYSE listing standards. In addition, our Nomination/Governance Committee will take into account Residential’s best interests as well as such factors as knowledge, experience, skills, expertise, diversity and the interplay of the candidate’s experience with the background of other members of our Board of Directors.

The Nomination/Governance Committee will consider diversity when it recommends Director nominees to the Board of Directors, viewing diversity in an expansive way to include differences in prior work experience, viewpoint, education and skill set. In particular, the Nomination/Governance Committee will consider diversity in professional experience, skills, expertise, training, broad-based business knowledge and understanding of the Company’s business environment when recommending Director nominees to the Board of Directors, with the objective of achieving a Board with diverse business and educational backgrounds. Directors should have individual backgrounds that, when combined, provide a portfolio of experience and knowledge that will serve the Company's governance and strategic needs. The Nomination/Governance Committee will periodically review the skills and attributes of Board members within the context of the current make-up of the full Board of Directors as the Nomination/Governance Committee deems appropriate. The Nomination/Governance Committee does not discriminate against candidates for the Board of Directors based on race, color, religion, sex, sexual orientation or national origin.

The Nomination/Governance Committee will periodically assess the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are anticipated. Various potential candidates for Director will then be identified. Candidates may come to the attention of the Nomination/Governance Committee through current members of the Board of Directors, professional search firms, legal and financial advisors, stockholders or industry sources.

In connection with this evaluation, one or more members of the Nomination/Governance Committee, and others as appropriate, will interview prospective nominees. After completing this interview and evaluation, the Nomination/Governance Committee will make a recommendation to the full Board of Directors as to the persons, if any, who should be nominated by the Board of Directors. The Board of Directors will determine the nominees after considering the recommendation of the Nomination/Governance Committee. Should a stockholder recommend a candidate for Director, our Nomination/Governance Committee would evaluate such candidate in the same manner that it evaluates any other nominee.

If you want to recommend persons for consideration by our Nomination/Governance Committee as nominees for election to our Board of Directors, you can do so by writing to our Corporate Secretary at c/o Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820. You should provide each proposed nominee’s name, biographical data and qualifications. Your recommendation should also include a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a Director.

Corporate Governance Guidelines

The Corporate Governance Guidelines adopted by our Board of Directors provide guidelines for us and our Board of Directors to ensure effective corporate governance. The Corporate Governance Guidelines cover topics such as Director qualification standards, Board of Directors and committee composition, Director responsibilities, Director access to management and independent advisors, Director compensation, Director orientation and continuing education, management succession and annual performance appraisal of the Board of Directors.

Our Nomination/Governance Committee reviews our Corporate Governance Guidelines at least once a year and, if necessary, recommends changes to our Board of Directors. Our Corporate Governance Guidelines are available on our website at www.altisourceresi.com and are available to any stockholder who requests them by writing to our Corporate Secretary at c/o Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820.

Executive Sessions of Non-Management Directors

Non-management Directors expect to meet in executive session without management representatives periodically. Non-management Directors met in executive session without management six (6) times in 2015.

Communications with Directors

If you desire to contact our Board of Directors or any individual Director regarding Residential, you may do so by mail addressed to our Corporate Secretary at c/o Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820. All communications received in writing are distributed to our Board of Directors if addressed to the full Board or to individual Directors if addressed to them individually.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our Directors and officers. We also adopted a Code of Ethics for Senior Financial Officers. Any waivers from the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers must be approved by our Board of Directors or the Audit Committee and will be subsequently disclosed when required by SEC or applicable exchange rules. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are available on our website at www.altisourceresi.com and is available to any stockholder who requests a copy by writing to our Corporate Secretary at c/o Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820. Any amendments to the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers, as well as any waivers that are required to be disclosed under SEC or exchange rules, will either be posted on our website or otherwise disclosed in accordance with such rules.

Risk Management and Oversight Process

Our Board of Directors and each of its committees are involved with the oversight of the Company’s risk management.

The Board of Directors and the Audit Committee monitor Residential’s credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and internal and external auditors. In its periodic meetings with internal and external auditors, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs.

In its periodic meetings with the external auditors, the Audit Committee discusses the external audit scope, the external auditors’ responsibility under the Standards of the Public Company Accounting Oversight Board (“PCAOB”), accounting policies and practices and other required communications. In addition, through regular reviews with management and, at times, certain employees of AAMC, the Nomination/Governance Committee assists the Board of Directors in monitoring the Company’s governance and succession risks, and the Compensation Committee assists the Board of Directors in monitoring our compensation policies and related risks.

The Board of Directors’ role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and our Chairman, the Board of Directors and its committees providing oversight in connection with these efforts. Our Investment Committee, which is comprised of our Chairman, our Chief Executive Officer and our Chief Financial Officer, has responsibility for assessing and managing the Company’s risk exposure with respect to transactional and counterparty risk.

BOARD OF DIRECTORS COMPENSATION

The following table discloses compensation received by each non-management member of our Board of Directors who served as a Director during fiscal year 2015. Management members of our Board of Directors do not receive compensation for their service as a Director.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Others	Total
William C. Erbey (2)	$26,250	$18,707	$—	$44,957
Michael A. Eruzione	62,500	29,435	—	91,935
Robert J. Fitzpatrick	78,125	29,435	—	107,560
James H. Mullen, Jr. (3)	73,750	29,435	—	103,185
David B. Reiner	125,000	29,435	—	154,435
____________________

(1)
Except for Mr. Erbey, each non-management member of the Board of Directors received 1,649 shares of the common stock of Residential on June 4, 2015 for their service on the Board for their year of service since the prior year’s annual meeting of stockholders. The number of shares granted was based on a share price of $27.28, which is the average of the high and low sales prices of our common stock on May 29, 2014, the first day of their service for the May 2014 to May 2015 service year. The value of the shares set forth in the table above is based on the average of the high and low sale prices of our common stock on the date of issuance. Each Director was granted 2,481 shares on May 28, 2015, the first day of service of the current May 2015 to May 2016 service year, for the current service year, which will vest at the Annual Meeting. These shares were granted based on $45,000 divided by the average of the high and low prices of our stock on May 28, 2015 of $18.14 per share. The 1,649 shares are expected to vest for each of Messrs. Reiner, Eruzione and Fitzpatrick on [▪], 2016, the date of the Annual Meeting.

(2)
Mr. Erbey stepped down as the Chairman of the Board and as a Director of Residential on January 16, 2015 and no longer serves on our Board of Directors. Mr. Erbey received 1,048 shares of the common stock of Residential on June 4, 2015 for his service on the Board for the period since the prior year’s annual meeting of stockholders until January 16, 2015 based on the average of the high and low prices of our stock on May 29, 2014 of $27.28 per share.

(3)
Dr. Mullen stepped down as a Director of Residential on March 1, 2016 and no longer serves on our Board of Directors. Due to Dr. Mullen’s departure from the Board effective March 1, 2016, it is expected that 1,265 shares will vest for Dr. Mullen on [▪], 2016, based on his partial year of service until March 1, 2016.

Cash Compensation

We currently provide the following cash compensation to our non-management Directors in quarterly installments, paid in arrears for their services for the prior quarter:

•	an annual retainer of $50,000;

•	an additional $50,000 to the Chairman of the Board of Directors;

•	an additional $12,500 to the Audit Committee chairperson;

•	an additional $5,000 to all committee chairpersons (other than the Audit Committee chairperson); and

•	an additional $5,000 to all Audit Committee members.

Beginning in 2016, we expect to provide the following cash compensation to our non-management Directors in quarterly installments, paid in arrears for their services for the prior quarter:

•	an annual retainer of $55,000;

•	an additional $50,000 to the Chairman of the Board of Directors;

•	an additional $12,500 to the Audit Committee chairperson;

•	an additional $7,500 to all committee chairpersons (other than the Audit Committee chairperson); and

•	an additional $5,000 to all committee members.

Equity Compensation

As part of Director compensation, in 2015 our non-management Directors also received shares of common stock of Residential with a fair market value of $45,000 pursuant to the 2013 Director Equity Plan. “Fair Market Value” is defined as the average of the high and low prices of our common stock as reported on the applicable securities exchange on which Residential is listed or quoted on the first day of the service year. Equity compensation is paid for the prior year of service after the annual organizational meeting of the Board of Directors, which immediately follows the Annual Meeting. Shares of our common stock will be awarded if the Director attends an aggregate of at least 75% of all meetings of the Board of Directors and committees thereof of which the Director is a member during the service year.

For Directors serving less than a full year, such Directors receive a pro rata portion of $45,000 of shares of our common stock based on the high and low sales prices on the first day of his or her service year, multiplied by a fraction, the numerator of which is the number of days served and the denominator of which is 365 days.

Beginning in 2016, we expect our non-management Directors to cease to receive the annual awards of shares of common stock under the 2013 Director Equity Plan as described above. We expect that they will instead receive annual grants of restricted stock units issued under the 2016 Equity Incentive Plan (as described more fully in “ADOPTION OF THE 2016 EQUITY INCENTIVE PLAN (Proposal Three)”). These restricted stock units are expected to be eligible for settlement in the number of shares of our common stock having a fair market value of $60,000 on the date of grant. “Fair Market Value” is defined under the 2016 Equity Incentive Plan as the closing price per share of our common stock in the principal market in which our common stock is traded. These restricted stock units are expected to be granted after the annual organizational meeting of the Board of Directors, which immediately follows the Annual Meeting. The restricted stock units are expected to vest on the first anniversary of the date of grant, with distribution mandatorily deferred for an additional two years thereafter until the third anniversary of grant (subject to earlier distribution upon the applicable Director’s separation from the Board of Directors). Our non-management Directors accumulate restricted stock units earned as equity compensation on a tax-deferred basis until the earlier of the third anniversary of the grant of the restricted stock units or the applicable Director’s separation from the Board of Directors. The awards are expected to be issued together with dividend equivalent rights. In respect of dividends paid to our stockholders prior to the vesting date, dividend equivalent rights are expected to accumulate and be paid in a lump sum in cash following the vesting date, contingent on the vesting of the underlying award. During any period thereafter when the award is vested but remains subject to settlement, dividend equivalent rights are expected to be paid in cash on the same timeline as underlying dividends are actually paid to our stockholders. The awards may, in the future, be eligible for additional deferral at the election of each non-management Director.

In the event the 2016 Equity Incentive Plan is not approved by stockholders, the Company will not freeze the 2013 Director Equity Plan as to new grants as more fully described in “BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS - Stock Option Plans - Director Equity Plan” and the foregoing proposed adjustments to Director compensation will be implemented to the extent permissible under the 2013 Director Equity Plan.

Other Compensation

Directors are reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and its committees.

Any Director compensation may be prorated for a Director serving less than a full one (1) year term as in the case of a Director joining the Board of Directors after an Annual Meeting but during the service year.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each person who currently serves as one of our executive officers as of April 7, 2016.

Name	Age	Position
George G. Ellison	57	Chief Executive Officer and Director
Robin N. Lowe	51	Chief Financial Officer
Kenneth D. Najour	56	Chief Accounting Officer
Michael G. Lubin (1)	40	General Counsel and Corporate Secretary
Stephen H. Gray (1)	45	Chief Administrative Officer and Senior Counsel
____________________

(1)	On January 18, 2016, Mr. Lubin was appointed as our General Counsel and Corporate Secretary and Mr. Gray was appointed as our Chief Administrative Officer and Senior Counsel.

The principal occupation for at least the last five (5) years, as well as certain other biographical information, for each of our executive officers that is not a Director is set forth below. Mr. Ellison's information is provided in the section of this Proxy Statement entitled “ELECTION OF DIRECTORS (Proposal One).”

Robin N. Lowe. Mr. Lowe has served as our Chief Financial Officer since October 2014 and has also served as the Chief Financial Officer of AAMC since October 2014. He oversees all of our financial affairs including financial reporting, treasury, tax and shareholder relations. Prior to his appointment, Mr. Lowe served as Chief Financial Officer of CitiMortgage Inc. from October 2012 to July 2014. From May 2010 to September 2012, Mr. Lowe served as Chief Financial Officer of Citibank Korea, and from October 2008 to April 2010, he served as Chief Financial Officer of Citibank’s South East Asia Pacific region. From May 1995 to September 2008, Mr. Lowe served in lead finance roles with Citibank in various countries and regions. Mr. Lowe is a Fellow of the Institute of Chartered Accountants in England and Wales of which he has been a member since 1992. He holds a Master's Degree in Classics and a Bachelor of Arts, with honors, from Oxford University.

Kenneth D. Najour. Mr. Najour has served as our Chief Accounting Officer since October 2014 and has also served as the Chief Accounting Officer of AAMC since November 2014. From March 2013 to October 2014, Mr. Najour served as our and AAMC’s Chief Financial Officer. Prior to joining AAMC, Mr. Najour served as Vice President, Finance and Chief Accounting Officer of Ocwen from March 2012 to March 2013. Mr. Najour joined Ocwen as Vice President, Finance in December 2010. Prior to joining Ocwen, Mr. Najour served as Senior Vice President, Chief Financial Officer Latin America and Caribbean Region for MasterCard Worldwide from 2003 to 2010. He has also held leadership positions within PepsiCo Inc. from 1994 to 2003 and was Audit Manager for PricewaterhouseCoopers LLP from 1986 to 1994. He holds a Master of Accounting from the University of Miami, a Bachelor of Science from Santa Clara University and is a Certified Public Accountant in the State of California.

Michael G. Lubin. Mr. Lubin has served as our General Counsel and Corporate Secretary and has also served as Senior Vice President of AAMC since January 18, 2016. Prior to joining the Company, Mr. Lubin served as Senior Vice President and General Counsel of Home Loan Servicing Solutions, Ltd. from March 2014 to December 2015. From July 2007 to February 2014, Mr. Lubin was an attorney in the Cayman Islands office of Ogier, an international law firm, where he was part of the firm's corporate and investment funds practice groups and specialized in corporate law and the structuring, establishment and operation of hedge funds and private equity funds. From July 2005 to July 2007, Mr. Lubin was legal counsel at Bell Canada in Toronto, Ontario where he advised the company in relation to both revenue generating and procurement transactions. From September 2003 to July 2005, he was a corporate attorney at the law firm Davies Ward Phillips & Vineberg LLP, in Toronto, Ontario. He holds a Bachelor of Arts in English from Bishop's University and a Bachelor of Laws from the University of Manitoba.

Stephen H. Gray. Mr. Gray served as our General Counsel and Corporate Secretary from December 2012 until January 2016 when he was appointed as our Chief Administrative Officer and Senior Counsel. Mr. Gray has also served as the General Counsel and Corporate Secretary of AAMC since November 2012. Prior to joining AAMC, Mr. Gray was General Counsel and Corporate Secretary of LaBranche & Co Inc., a publicly traded financial services company in New York, New York, from May 2004 to December 2011, and was a consulting attorney for The Nielsen Company, a global information and measurement company, during 2012. From June 1998 to May 2004, Mr. Gray was a corporate and securities attorney at the law firm of Fulbright & Jaworski L.L.P. in New York, New York, specializing in, among other things, securities offerings, mergers and acquisitions and general corporate reporting for public and private companies. From January 1996 to June 1998, he was a corporate and securities attorney at the law firm of Brock, Silverstein & McAuliffe, LLC, in New York, New York. He holds a Bachelor of Arts in History from Hobart College and a Juris Doctorate from Widener University School of Law.

Executive Compensation

We have no employees. Our day-to-day management functions are performed by AAMC pursuant to an asset management agreement between AAMC and us, as described more fully in “Certain Relationships and Related Party Transactions.” Pursuant to the asset management agreement, AAMC provides us with a management team, including a Chief Executive Officer, and is responsible for the compensation of the Chief Executive Officer and AAMC’s other executive officers who provide services to us. With the exception of Mr. Lubin, our named executive officers, including our Chief Executive Officer, do not receive compensation from us for services rendered to us. Mr. Lubin’s compensation was determined by our Compensation Committee. Mr. Lubin is paid by a subsidiary of AAMC, but his entire compensation and benefits are reimbursed by Residential. We appointed Michael G. Lubin as our new General Counsel and Corporate Secretary effective January 18, 2016, and Mr. Lubin is the only executive officer that receives any compensation from us. We did not provide any of our named executive officers with pension benefits, perquisites, other personal benefits in 2015, however, in 2016 and in the future, we expect to reimburse AAMC for certain benefits payable to Mr. Lubin.

Compensation Discussion and Analysis

Cash and Other Compensation

In 2015, we did not pay any cash, equity or other compensation directly to any of our named executive officers.

We also did not have an equity incentive plan under which we are authorized to issue any of our capital stock to our named executive officers.

Our named executive officers are officers of AAMC and received their compensation in 2015 directly from AAMC.  AAMC makes decisions relating to the compensation of our named executive officers, other than Mr. Lubin, based on such factors as AAMC and its compensation committee determines are appropriate. Mr. Lubin’s compensation is paid by a subsidiary of AAMC and his entire compensation and benefits are reimbursed by Residential. On December 21, 2012, we entered into a 15-year asset management agreement with AAMC (the “Original AMA”). On March 31, 2015, we and our subsidiary, Altisource Residential, L.P., entered into a new asset management agreement with AAMC (the “New AMA”). Under the Original AMA, we were required to reimburse AAMC for the allocable share of the cash compensation and benefits paid by AAMC to employees who provide services to us. Under the New AMA, AAMC is responsible for the salary, benefits and other compensation of its employees who provide services to us, other than Residential’s dedicated General Counsel. For the year ended December 31, 2015, Residential reimbursed AAMC for an aggregate of approximately $750,000 of expenses of AAMC in the first quarter of 2015, but did not reimburse any of its expenses thereafter. For further discussion of the terms of the Original AMA and the New AMA, including the fees payable to AAMC and our former expense reimbursement obligations to AAMC, see “Business Relationships and Related Party Transactions.”

Our Board of Directors has approved the 2016 Equity Incentive Plan as described more fully in “ADOPTION OF THE 2016 EQUITY INCENTIVE PLAN (Proposal Three).” In the event the 2016 Equity Incentive Plan is approved by our stockholders, the Compensation Committee intends to grant our named executive officers equity-based awards intended to align their interests with the interests of our stockholders. In connection with its review and recommendation to the Board to approve the 2016 Equity Incentive Plan, the Compensation Committee engaged Frederic W. Cook & Co. as its independent compensation consultant (the “Compensation Consultant”). The Compensation Committee used data and analysis provided by the Compensation Consultant, among other factors, in recommending the 2016 Equity Incentive Plan for approval by our Board of Directors. In addition, the Compensation Consultant assisted the Compensation Committee with performing a review of the Company’s non-executive Director pay program.

Supplementary Compensation Disclosure

During 2015, compensation paid by AAMC to its employees who are our named executive officers totaled $3,223,485 in the aggregate, or approximately 13.6% of the management fee of $23,717,856 paid by us to AAMC. The current compensation package for AAMC’s named executive officers consists of base salary and annual incentive compensation. Of the $3,223,485 paid by AAMC to its employees who are our named executive officers, 50.2% or $1,617,064 was paid as base salary and 49.8% or 1,606,421 was paid in the form of annual incentive compensation.

Under AAMC’s annual incentive compensation plan, AAMC employees who are our named executive officers can earn cash awards as determined by the AAMC compensation committee. The AAMC compensation committee and AAMC management have the authority to establish incentive compensation award guidelines. Each named executive officer has a targeted annual cash incentive award that is expressed as a percentage of his or her annual cash total target compensation. In 2015, 42-50% of total annual cash target compensation was payable only upon achievement of certain minimum AAMC and individual performance levels. The appropriate targeted percentage varies based upon the nature and scope of each named executive officer’s responsibilities.

AAMC’s annual incentive-based cash compensation is structured to motivate executives to achieve pre-established key performance indicators by rewarding the executives for such achievement. AAMC seeks to accomplish this by utilizing a balanced scorecard methodology that incorporates multiple financial and non-financial performance indicators developed through its annual strategic planning process. A corporate scorecard is approved annually by the AAMC compensation committee and/or the full AAMC board of directors and is utilized by the AAMC compensation committee as a factor to determine the appropriate amount of incentive compensation to be paid to AAMC employees who are our named executive officers.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board of Directors”) has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:
[•], 2016	David B. Reiner, Chairman
Robert J. Fitzpatrick, Director
William P. Wall, Director

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership of Common Stock

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the record date by:

•	each Director and named executive officer of Residential;

•	all Directors and executive officers of Residential as a group; and

•	all persons known by Residential to own beneficially 5% or more of the outstanding common stock.

The table is based upon information supplied to us by Directors, executive officers and principal stockholders and filings under the Exchange Act and is based on an aggregate of [•] shares of our common stock issued and outstanding as of [•]. Unless otherwise indicated, the address of all persons below is: c/o Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820.

Shares Beneficially Owned as of [•]

Name of Beneficial Owner:	Amount	Percent
Putnam Investments LLC (1)	8,339,201	[•]
FMR LLC (2)	7,605,980	[•]
Capital Research Global Investors (3)	7,005,356	[•]
Luxor Capital Group (4)	4,232,691	[•]
BlackRock, Inc. (5)	4,102,826	[•]
The Vanguard Group (6)	3,635,164	[•]

Directors and Named Executive Officers:	Amount	Percent
George G. Ellison	153,000	*
Ashish Pandey (7)	70,111	*
Robin N. Lowe	7,000	*
Kenneth D. Najour	12,000	*
Michael G. Lubin	—	—
Stephen H. Gray	—	—
Michael A. Eruzione	5,920	*
Robert J. Fitzpatrick	4,920	*
David B. Reiner	13,420	*
William P. Wall	—	—
All Directors and Executive Officers as a Group (10 persons) (8)	236,271	*
__________

*	Less than 1%

(1)
Based on information contained in a Schedule 13G/A filed jointly with the SEC on February 16, 2016 by Putnam Investments, LLC, Putnam Investment Management, LLC, The Putnam Advisory Company, LLC, Putnam Capital Spectrum Fund and Putnam Equity Spectrum Fund (collectively “Putnam”). Includes 8,339,201 shares as to which sole voting power is claimed and 8,339,201 shares as to which sole dispositive power is claimed. Putnam’s address is One Post Office Square, Boston, Massachusetts 02109.

(2)
Based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2016 by FMR LLC (“FMR”). Includes 7,605,980 shares of common stock held by clients of various investment adviser subsidiaries that beneficially own the shares. Includes 0 shares as to which sole voting power is claimed and 7,605,980 shares as to which sole dispositive power is claimed. FMR’s address is 245 Summer Street, Boston, Massachusetts 02210.

(3)
Based on information contained in a Schedule 13G/A filed with the SEC on February 16, 2016 by Capital Research Global Investors (“Capital”). Includes 7,005,356 shares as to which sole voting power is claimed and 7,005,356 shares as to which sole dispositive power is claimed as a result of Capital acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital’s address is 333 South Hope Street, Los Angeles, California 90071.

(4)
Based on information contained in a Schedule 13G filed jointly with the SEC on March 17, 2016 by Luxor Capital Partners, LP, Luxor Wavefront, LP, Luxor Capital Partners Offshore Master Fund, LP, Luxor Capital Partners Offshore, Ltd., Thebes Offshore Master Fund, LP, Thebes Partners Offshore, Ltd., LCG Holdings, LLC, Luxor Capital Group, LP, Luxor Management, LLC, and Christian Leone (collectively, “Luxor”). Includes 4,232,691 shares as to which shared voting power is claimed and 4,232,691 shares as to which shared dispositive power is claimed. Luxor’s address is 1114 Avenue of the Americas, 29th Floor, New York, New York 10036.

(5)
Based on information contained in a Schedule 13G/A filed with the SEC on January 25, 2016 by BlackRock, Inc. (“BlackRock”). Includes 3,973,627 shares as to which sole voting power is claimed and 4,102,826 shares as to which sole dispositive power is claimed. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.

(6)
Based on information contained in a Schedule 13G filed with the SEC on February 10, 2016 by The Vanguard Group (“Vanguard”). Includes 71,023 shares as to which sole voting power is claimed, 2,700 shares as to which shared voting power is claimed, 3,563,941 shares as to which sole dispositive power is claimed and 71,223 shares as to which shared dispositive power is claimed. Vanguard’s address is 100 Vanguard Boulevard, Malvern, PA 19355.

(7)	Based on information provided to the Company by Mr. Pandey on April 8, 2016. Mr. Pandey resigned as Chief Executive Officer effective June 30, 2015.

(8)
Includes Messrs. Ellison, Pandey, Lowe, Najour, Lubin, Gray, Eruzione, Fitzpatrick, Reiner and Wall. Mr. Pandey stepped down as a Director and executive officer in 2015 and no longer serves in either capacity as of the date of this Proxy Statement.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2015 with respect to compensation plans under which our equity securities are authorized for issuance. The information is split between all compensation plans previously approved by security holders and all compensation plans not previously approved by security holders:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Restricted Shares Granted Subject to Vesting Requirements	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (1)

Equity Compensation Plans Approved by Security Holders:
2012 Conversion Option Plan	166,884	$2.58	—	—
2012 Special Conversion Option Plan	38,084	1.11	—	—
2013 Director Equity Plan	—	—	9,924	65,476

Equity Compensation Plans Not Approved by Security Holders:
None	—	—	—	—
Total	204,968	$2.30	9,924	65,476
_____________

(1)	Excludes the 9,924 shares issuable to Directors at this Annual Meeting.

The options provided in the table above represent the only options to purchase our common stock that have been granted by the Company. Such options were granted to the holders of options of Altisource Portfolio Solutions S.A. (“Altisource”) under the 2012 Conversion Option Plan and the 2012 Special Conversion Plan in connection with the separation from Altisource. The Company has not granted any additional options, restricted stock awards, restricted stock units or any other securities convertible or exercisable into shares of our common stock except for an aggregate of 4,265, 12,090 and 7,644 shares granted to our Directors pursuant to our Director Equity Plan in June 2013, May 2014 and May 2015, respectively, in connection with their service on our Board of Directors for the respective service periods.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Executive officers, Directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based upon the Company’s review of Section 16(a) reports, the Company believes that all of the Company’s reporting persons complied with their Section 16(a) filing requirements in 2015.

Ownership of Stock

In 2016, the Board of Directors adopted stock ownership guidelines for Directors, which are described more fully in “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE - Director Stock Ownership Guidelines.” Currently there is no plan in place under which equity awards may be granted by us to our executive officers, and no equity awards have been granted by us to our executive officers by the Company. Therefore, we do not currently have formal stock ownership requirements for our executive officers. In addition, we do not have a policy in place regarding the ability of our executive officers or Directors to engage in hedging activities with respect to our common stock.

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Two)

The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2016. The Audit Committee has further directed that such appointment be submitted for ratification by our stockholders at the Annual Meeting.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from our stockholders. To ratify the appointment of Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2016, the affirmative vote of a majority of the votes cast at the Annual Meeting on the proposal is required.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

Report of the Audit Committee

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board of Directors”) has:

•	Reviewed and discussed with management Residential’s audited financial statements as of and for the year ended December 31, 2015;

•	Discussed with Deloitte & Touche LLP, Residential’s independent registered public accounting firm, the matters required to be discussed under PCAOB standards; and

•
Received and reviewed the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with Deloitte & Touche LLP their independence.

In reliance on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Residential’s annual report on Form 10-K for the year ended December 31, 2015.

Audit Committee:
[•], 2016	Robert J. Fitzpatrick, Chairman
David B. Reiner, Director
William P. Wall, Director

Deloitte & Touche LLP Fees

The following table shows the aggregate fees billed to Residential for professional services by Deloitte & Touche LLP with respect to our fiscal years ended December 31, 2015 and December 31, 2014:

	Year ended December 31,
Category	2015	2014
Audit Fees	$838,971	$789,573
Audit-Related Fees	25,100	241,536
Tax Fees	595,408	640,667
All Other Fees	—	—
Total	$1,459,479	$1,671,776

Audit Fees. This category includes the aggregate fees and expenses billed for professional services rendered for the audits of Residential’s consolidated financial statements for the fiscal years ended December 31, 2015 and 2014, for the reviews of the financial statements included in Residential’s quarterly reports on Form 10-Q during fiscal years 2015 and 2014, for the audit of our internal control over financial reporting for the years ended December 31, 2015 and 2014 and for services that are normally provided by the independent registered public accounting firm and affiliates in connection with statutory and regulatory filings, or engagements for the relevant fiscal year.

Audit-Related Fees. This category includes the aggregate fees billed for audit-related services by the independent registered public accounting firm that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees.” The Audit-Related Fees in 2015 consist of fees for additional services related to the Company's Exchange Act filings. The Audit-Related Fees in 2014 consist of fees for review of, and issuance of consents related to, the Company’s registration statements on Form S-8 and Form S-11 and related services to provide due diligence and financial statement review in connection with the Company’s public offerings of its common stock.

Tax Fees. This category includes the aggregate fees billed for professional services rendered by the independent registered public accounting firm for tax compliance and tax planning, including related to the Company’s compliance with REIT requirements.

All Other Fees. This category would include the aggregate fees billed for products and services provided by the independent registered public accounting firm that are not reported above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.” We did not incur any such other fees for the years ended December 31, 2015 or, December 31, 2014.

The Audit Committee considered the fees paid to Deloitte & Touche LLP for the fiscal year ended December 31, 2015 and determined that the services and fees are compatible with the independence of Deloitte & Touche LLP.

Audit Committee Pre-Approval Policy

The Audit Committee is required to pre-approve the audit and (unless the de minimum exception of applicable law permits) non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. For the fiscal year ended December 31, 2015, all fees associated with the independent registered public accounting firm’s services were pre-approved by the Audit Committee.

The Audit Committee may delegate pre-approval authority to one or more of its members and has so delegated pre-approval authority to the Chairman of the Audit Committee. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

APPROVAL OF THE ADOPTION OF THE 2016 EQUITY INCENTIVE PLAN
(Proposal Three)

Our Board of Directors, upon the recommendation of the compensation committee, has adopted the 2016 Equity Incentive Plan subject to approval of our stockholders. The full text of the 2016 Equity Incentive Plan is attached to this Proxy Statement as Appendix 1. The following description of the material features of the 2016 Equity Incentive Plan is qualified in its entirety by reference to the text of the 2016 Equity Incentive Plan.

Description of the 2016 Equity Incentive Plan

Purpose. The Company has adopted the 2016 Equity Incentive Plan to afford an incentive to officers, non-employee directors, employees, advisors and consultants of the Company and its affiliates (including Altisource Asset Management Corporation) to continue as officers, non-employee directors, employees, advisors or consultants, to increase their efforts on behalf of the Company and to promote the success of the Company’s business.

Administration. Unless otherwise determined by the Board of Directors, the 2016 Equity Incentive Plan will be administered by a committee of the Board of Directors, which shall initially be the Compensation Committee (the “Committee”). Members of the Committee must be (i) “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, (ii) “independent directors” under rules adopted by the principal exchange on which our shares of common stock are listed and (iii) to the extent applicable, “outside directors” under Section 162(m) of the Internal Revenue Code.

The Committee has complete, full and final authority to: designate participants; determine the types of awards to be granted; determine the terms of awards; interpret and administer the 2016 Equity Incentive Plan and any agreements and awards thereunder; prescribe forms of award; adopt, amend, suspend, waive and rescind such rules and regulations as are necessary or advisable to administer the 2016 Equity Incentive Plan; correct any defect, supply any omission, reconcile any inconsistency, resolve any ambiguity and construe and interpret the 2016 Equity Incentive Plan and rules, regulations, award agreements and other instruments and awards entered into thereunder, make all other decisions and determinations required under the 2016 Equity Incentive Plan or deemed necessary or advisable for the administration of the 2016 Equity Incentive Plan; and make filings and take actions required by appropriate state, regulatory and governmental agencies.

The Committee may delegate to officers, managers and/or agents of the Company and its subsidiaries the authority to perform administrative and other functions under the 2016 Equity Incentive Plan, subject to terms determined by the Committee and applicable legal and regulatory requirements.

Shares Subject to 2016 Equity Incentive Plan. Awards may be granted under the 2016 Equity Incentive Plan in a maximum number of 3,073,746 shares of our common stock, subject to adjustment as provided under the 2016 Equity Incentive Plan. This share reserve will be reduced by the number of shares of our common stock subject to outstanding awards. If all or a portion of an award is forfeited, terminated or paid in a form other than shares of our common stock, then the shares subject to that award or portion thereof will again be available for issuance under the 2016 Equity Incentive Plan. If the exercise price or grant price of an award is paid through the delivery or withholding of shares of our common stock, then the number of shares delivered or withheld will be counted against the share reserve and will not become available for issuance under the 2016 Equity Incentive Plan. The share reserve may consist, in whole or in part, of authorized and unissued shares of our common stock, including repurchased shares of our common stock.

Eligible Participants. Awards under the 2016 Equity Incentive Plan may be granted to officers, non-employee directors, employees, advisors and consultants of the Company and its affiliates.

Types of Awards

General. Awards may be granted to eligible participants in the form of stock options, restricted stock, restricted stock units, stock appreciation rights, performance awards and other stock-based awards. Awards may be granted alone or in tandem with other awards, or in substitution for awards in connection with certain corporate acquisitions, and may be granted with or without dividend or dividend equivalent rights.

The maximum aggregate number of shares of our common stock for which any single form of award may be granted to any single participant in any single calendar year is limited to 300,000 shares. The aggregate value of all compensation paid or provided to any of our non-employee directors (excluding any non-employee director who is an executive officer of us or one of our affiliates), under the 2016 Equity Incentive Plan or otherwise, in respect of a single calendar year is limited to $350,000.

Stock Options. The Committee may grant awards of nonqualified stock options, which are not intended to meet the requirements of Section 422 of the Internal Revenue Code, to eligible participants. Each stock option must be evidenced by an award agreement setting forth the exercise price, the times at which the stock option may be exercised, and the methods of payment permitted in connection with exercise. The exercise price of a stock option must be at least equal to the fair market value of the shares subject to the stock option on the date of grant (except in the case of certain substitute awards). The stock option will be subject to such time- and/or performance-based vesting and forfeiture terms as the Committee determines and sets forth in the award agreement. The term of a stock option may not exceed 10 years.

Restricted Stock. The Committee may grant awards of restricted stock to eligible participants. An award of restricted stock requires the immediate transfer by the Company to the participant of a specific number of shares of the Company’s common stock, which shares remain subject to a risk of forfeiture and restriction on transferability, and such other restrictions as the Committee may impose (including restrictions on voting and dividend rights). These restrictions lapse, separately or in combination, as the Committee determines. Except as otherwise set forth in an award agreement or determined by the Committee, an award of restricted stock will be forfeited upon termination of service during the period of restriction.

Restricted Stock Units. The Committee may grant awards of restricted stock units to eligible participants. A restricted stock unit represents a notional interest equal in value to a share of our common stock, payable at the times and in the forms, and subject to the transferability and other restrictions, that are set forth in the 2016 Equity Incentive Plan and an award agreement (such other restrictions including whether and in what form a participant may receive and/or forfeit dividend equivalent rights thereon). These restrictions lapse, separately or in combination, as the Committee determines. The value of each restricted stock unit will be equal to the fair market value of a share of our common stock on the applicable date or time period of determination, as specified by the Committee. Except as otherwise set forth in an award agreement or determined by the Committee, an award of restricted stock units will be forfeited upon termination of service during the period of restriction.

Stock Appreciation Rights. The Committee may grant awards of stock appreciation rights to eligible participants. A stock appreciation right entitles the participant to receive a payment in respect of the appreciation of a specified number of shares of our common stock over a specified period of time. Each stock appreciation right must be evidenced by an award agreement, which must set forth the grant price of the stock appreciation right (as determined by the Committee in an amount that is at least equal to the fair market value of the shares of common stock in respect of which the award is granted on the date of grant). The award agreement must also indicate whether the stock appreciation right is freestanding or granted in tandem with a stock option. The award agreement must further indicate the term, vesting and forfeiture conditions, timing of exercise and timing and form of settlement of the stock appreciation right, as well as any other restrictions, terms and conditions as the Committee determines. The term of a stock appreciation right may not exceed 10 years.

Performance Awards. The Committee may grant performance awards to eligible participants. A performance award represents a right to receive shares of our common stock and/or cash based on the achievement, or the level of achievement, during a specified performance period, of one or more performance goals established by the Committee. At or prior to the time a performance award is granted, the Committee must set forth (i) the applicable performance goals and performance period, (ii) the amount which may be earned based on the achievement, or the level of achievement, of the performance goals or the formula by which such amount shall be determined and (iii) such other terms and conditions as the Committee determines. Any associated dividends or dividend equivalent rights must be contingent on the vesting and earning of the underlying performance awards.

Performance goals may be based upon objective performance measures and expressed in either, or a combination of, absolute or relative values, including but not limited to the following: earnings per share, earnings per share growth, return on capital employed, costs, net income, net income growth, operating margin, revenues, revenue growth, revenue from operations, expenses, income from operations as a percent of capital employed, income from operations, funds from operations, net operating income, growth and/or size of the Company's rental portfolio, available financing, liquidity, transactional achievements, development and retention of key talent, cash flow, market share, return on equity, return on assets, earnings (including EBITDA and EBIT), operating cash flow, operating cash flow as a percent of capital employed, economic value added, gross margin, total stockholder return, workforce diversity, number of accounts, workers’ compensation claims, budgeted amounts, cost per hire, turnover rate and/or training costs and expenses. Performance goals based on these performance measures may be based either on the performance of the Company, a subsidiary or subsidiaries, affiliate, any branch, department, business unit or other portion thereof under such measure for the performance period and/or upon a comparison of such performance with the performance of a peer group of corporations or market index, prior performance periods or other measure selected or defined by the Committee at the time of making a performance award. The Committee may also determine to use other objective performance measures as performance goals.

Other Stock-Based Awards. The Committee may grant other stock-based awards to eligible participants. The Committee must determine the terms and conditions of such awards, which may including vesting, value and/or payment contingent upon the attainment of performance goals, and which may include grants of shares not subject to restrictions or risk of forfeiture. Except as otherwise set forth in an award agreement or determined by the Committee, any other stock-based award will be forfeited upon termination of service prior to vesting or upon failure to satisfy other conditions precedent to payment or settlement.

Transferability. Unless the Committee provides otherwise, no right or interest in an award may be pledged, encumbered or hypothecated by a Participant or may be subject to any lien, obligation or liability of a Participant other than the Company and its subsidiaries. No award, and no rights or interests therein, are assignable or transferable by a participant other than by will or the laws of descent and distribution.

Adjustment Provisions. If an extraordinary dividend or other extraordinary distribution payable in shares is declared upon the shares of the Company’s common stock, the Committee will adjust in the manner it determines to be appropriate (i) the number of shares of our common stock that are then subject to outstanding awards, (ii) the number of shares of our common stock that are then issuable under the 2016 Equity Incentive Plan but not then subject to outstanding awards, (iii) the exercise price of any outstanding stock options, (iv) the grant price of any outstanding stock appreciation rights and (v) the maximum number of shares of our common stock as to which awards may be granted and which may be awarded under the 2016 Equity Incentive Plan.

If the outstanding shares of our common stock are changed into or exchangeable for a different number or kind of shares of stock or other securities, or cash or other property (whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation), then each share of our common stock that is subject to outstanding awards or that remains available for issuance under the 2016 Equity Incentive Plan will be substituted for the number and kind of shares of stock or other securities (or, except in the case of restricted stock, the cash or other property) into which each outstanding share of our common stock is so changed or exchangeable. However, in the event that the outstanding shares of our common stock are changed into or exchangeable for cash or other property, the Committee may determine that outstanding awards will remain outstanding or be substituted for comparable awards over stock or securities of the acquiring or surviving entity, subject to adjustments as the Committee determines to be appropriate in its sole discretion.

If the outstanding shares of our common stock are changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to our stockholders, the Committee will make any adjustments to outstanding awards that it determines are equitably required to prevent dilution or enlargement of the rights of participants.

In the event of any other change in or conversion of our common stock, the Committee may adjust the outstanding awards and other amounts provided in the 2016 Equity Incentive Plan in order to prevent the dilution or enlargement of rights of participants.

Change of Control. In the event of a change of control of the Company, unless otherwise provided in an award agreement, the Committee may adjust terms and conditions of outstanding awards, including by providing for (i) continuation or assumption of outstanding awards, (ii) substitution of outstanding awards for new awards, (iii) acceleration of exercise, vesting or payment of outstanding awards and/or (iv) in a transfer of all or substantially all of the Company’s outstanding shares for cash, providing for (a) a limited period of exercise for outstanding stock options and stock appreciation rights, and cancellation of such awards thereafter, and (b) cancellation of outstanding awards for cash, shares, other property or a combination having fair value (as determined by the Committee) equal to such awards.

Amendment and Termination. The Board of Directors may amend, alter, suspend, discontinue or terminate the 2016 Equity Incentive Plan without the consent of stockholders or participants. However, without stockholder approval, no such action may be made if stockholder approval is required by any law or regulation or by the rules of any stock exchange on which the Company’s shares of common stock are listed, or if the Board of Directors in its discretion determines that obtaining stockholder approval is for any reason advisable. Furthermore, without the written consent of a participant, no amendment, alteration, suspension, discontinuation or termination of the 2016 Equity Incentive Plan may materially and adversely affect the rights of such participant under any outstanding Award.

The Committee may, consistent with the terms of the 2016 Equity Incentive Plan, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any outstanding award, prospectively or retrospectively. However, without the consent of a participant, no amendment, alteration, suspension, discontinuation or termination of any award may materially and adversely affect the rights of such participant under any outstanding award. Furthermore, other than pursuant the adjustment provisions of the 2016 Equity Incentive Plan, the Committee may not without stockholder approval take any action with respect to a stock option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Company’s shares of common stock are listed.

Withholding. To the extent required by law, a participant must make arrangements for the satisfaction of withholding tax obligations that arise in connection with an award. The Company is not required to issue any shares of common stock or make any other payment under the 2016 Equity Incentive Plan until such obligations are satisfied. The Company may withhold from any award granted or any payment due under the 2016 Equity Incentive Plan amounts of withholding taxes due with respect to an award, its exercise or any payment thereunder, and to take such other actions as are necessary or advisable to satisfy tax payment obligations, including withholding or receiving shares of common stock, awards or other property and making cash payments in respect thereof in satisfaction of tax obligations. Any shares of common stock that are so withheld would not be available for future awards under the 2016 Equity Incentive Plan.

Effective Date and Term. The 2016 Equity Incentive Plan became effective on March 15, 2016, the date of its adoption by the Board of Directors. However, such adoption must be approved by a majority of the votes cast at a duly held meeting of the Company’s stockholders at which a quorum representing a majority of the outstanding voting stock of the Company is present and voting (whether in person or by proxy). No award granted under the 2016 Equity Incentive Plan may be exercised, and no shares of Company common stock may be distributed pursuant to any award granted under the 2016 Equity Incentive Plan, unless and until such stockholder approval is obtained. In the event such stockholder approval is not obtained, all awards granted under the 2016 Equity Incentive Plan will automatically be deemed void and of no effect.

Certain U.S. Federal Income Tax Consequences. The following is a brief description of certain U.S. federal income tax consequences that will generally apply to awards issued under the 2016 Equity Incentive Plan based on current tax law. This summary is not intended to be exhaustive, and, among other things, it does not address state, local or non-U.S. income and other tax consequences. Participants should not rely on this discussion for individual tax advice, as each participant’s situation and the tax consequences of exercising awards and disposing of the underlying shares of common stock will vary depending upon the specific facts and circumstances involved. Each participant is advised to consult with his or her own tax advisor.

Stock Options. In general, the grant of a nonqualified stock option under the 2016 Equity Incentive Plan does not result in a participant recognizing income. Upon the exercise of the stock option, the participant will recognize ordinary income in an amount equal to the excess of (i) the fair market value of the shares of the common stock at the time of exercise over (ii) the exercise price of the stock option. The Company will generally be entitled to a deduction for federal income tax purposes in an amount equal to the amount included in income by the participant, provided that the Company satisfies its information reporting obligations with respect to such income.

On a subsequent sale of the shares of the common stock, the participant will recognize capital gain or loss equal to the difference between (i) the amount realized from the sale of stock and (ii) the participant’s adjusted basis in those shares, which will generally be the sum of (a) the amount paid and (b) the amount of income previously recognized by the participant in connection with the exercise of the stock option. Such capital gain will be long- or short-term depending upon the holding period for such shares.

Restricted Stock. In general, a participant will not recognize any income upon receipt of an award of restricted stock, provided such stock is subject to a substantial risk of forfeiture and is nontransferable. The participant will recognize ordinary income, for federal income tax purposes, at the time the restricted stock is no longer subject to a substantial risk of forfeiture or becomes transferable. The amount subject to tax is equal to the excess of (i) the fair market value of the restricted stock at the time the restriction lapses over (ii) the amount (if any) paid for the restricted stock by the participant. Such amount will generally be taxed at ordinary income rates. The Company will generally be allowed a federal income tax deduction in an amount equal to the amount included in income by the participant, provided such amount constitutes an ordinary and necessary business expense, and provided further that the Company satisfies its information reporting obligations with respect to such income. Such deduction will be allowed in the tax year in which the participant recognizes such income.

Notwithstanding the above, within 30 days after the date restricted stock is transferred pursuant to an award, a participant may elect under Section 83(b) of the Internal Revenue Code to be taxed on the fair market value of the restricted stock at the time of the award, rather than at the time the restricted stock is no longer subject to a substantial risk of forfeiture or becomes transferable. In such case, the Company would be allowed a federal income tax deduction in the year of the award. If an 83(b) election is made, the participant will not recognize any income at the time the restricted stock becomes unrestricted. If the participant subsequently forfeits the restricted stock, the participant will not be allowed a deduction in respect of such forfeiture, and no refund will be available to the participant for the taxes previously paid, nor will the Company have any obligation to reimburse the participant.

Regardless of whether a participant makes an 83(b) election, upon a subsequent sale or exchange of the restricted stock, the participant will recognize capital gain or loss based on the difference between (i) the amount realized from the sale of stock and (ii) the participant’s adjusted basis in those shares, which will generally be the sum of (a) the amount paid (if any) and (b) the amount of income previously recognized by the participant. If an 83(b) election was not made, the capital gain or loss will be long-term if the shares are held by the participant for at least one year after the restrictions lapse or the shares become transferable, whichever occurs first. If an 83(b) election was made, the participant’s holding period in the shares will begin to run from the date of the transfer.

Stock Appreciation Rights. In general, a participant will not recognize income for federal income tax purposes upon the grant of a stock appreciation right, and the Company will not be entitled to a deduction at that time. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income equal to the product of (i) the difference between (a) the fair market value of a share on the exercise date and (b) the exercise price of the stock appreciation right, and (ii) the number of shares of common stock with respect to which the participant exercises his or her stock appreciation right. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary income the recipient is required to recognize in connection with the exercise. The participant’s basis in those shares will equal their fair market value on the date of their acquisition.

In general, the issuance of a tandem stock appreciation right will not result in a participant recognizing income. The Company will not be entitled to a deduction at such time. Upon the exercise of a tandem stock appreciation right, the participant will recognize ordinary income equal to the difference between (i) the fair market value of the shares acquired under the tandem stock appreciation right on the exercise date and (ii) the exercise price of such shares. The Company will generally be entitled to a corresponding deduction equal to the amount of income recognized by the participant.

Restricted Stock Units, Performance Awards and Other Stock-Based Awards. The recipient of restricted stock units, performance awards or other stock-based awards under the 2016 Equity Incentive Plan will not recognize taxable income at the time of grant as long as the award is nontransferable and is subject to a substantial risk of forfeiture as a result of performance-based vesting targets, continued services requirements or other conditions that must be satisfied before delivery of shares can occur. The recipient will generally recognize ordinary income when the substantial risk of forfeiture expires or is removed. The Company will generally be entitled to a corresponding deduction equal to the amount of income the recipient recognizes. On a subsequent sale of the shares, the recipient will recognize capital gain or loss equal to the difference between (i) the sales price and (ii) the participant’s adjusted basis in those shares, which will generally be the amount of income previously recognized by the participant.

New Plan Benefits

Subject to approval of our stockholders at the Annual Meeting, awards of restricted stock units are expected to be made to our non-management Directors under the 2016 Equity Incentive Plan immediately following the Annual Meeting. These awards are expected to be eligible for settlement in the number of shares of our common stock having a fair market value of $60,000 on the date of grant, as described above.

The terms of awards that are expected to be received by or allocated to our management Directors, executive officers and employees under the 2016 Equity Incentive Plan are discretionary and undetermined at this time. No equity or equity-based awards have previously been made by us to our management Directors, executive officers or employees under any other compensatory plan or arrangement, other than awards to management Directors under the 2013 Director Equity Plan as described above.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE ADOPTION OF THE 2016 EQUITY INCENTIVE PLAN.

ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION
(Proposal Four)

As required by Section 14A of the Exchange Act and in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing our stockholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in accordance with SEC rules in this Proxy Statement. This proposal is commonly known as a “say-on-pay” proposal. The compensation of our named executive officers as disclosed in this Proxy Statement includes the disclosure under “Compensation Discussion and Analysis,” and other narrative executive compensation disclosure in this Proxy Statement, as required by SEC rules.

We do not have any employees. We are managed by AAMC, our manager, pursuant to the asset management agreement between us and AAMC. Under the asset management agreement, we pay AAMC the management fees described in “Certain Relationships and Related Transactions.” In 2015, we did not pay any cash, equity or other compensation directly to any of our named executive officers, nor did we have any equity incentive plan under which we were authorized to issue any of our capital stock to our named executive officers.

Accordingly, the following advisory and non-binding resolution will be presented to our stockholders at the 2016 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation payable to our named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the disclosure under “Compensation Discussion and Analysis” and other narrative executive compensation disclosure in the Proxy Statement relating to the Company’s 2016 Annual Meeting of Stockholders.”

Although this approval is advisory and non-binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the voting results when making future decisions regarding compensation of our named executive officers.

OUR BOARD OF DIRECTORS UNANIMOSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES
(Proposal Five)

As required by Section 14A of the Exchange Act and in accordance with the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote, on an advisory and non-binding basis, on whether the Company will seek an advisory vote on the compensation of our named executive officers every one, two or three years. By voting on this proposal, you will be able to specify how frequently stockholders would like us to hold an advisory vote on the compensation of our named executive officers.

After careful consideration, our Board of Directors has determined that an advisory vote on the compensation of our named executive officers that occurs every three years is the most appropriate alternative for our Company and therefore recommends a vote for every three years as the frequency with which stockholders are provided an advisory vote on the compensation of our named executive officers.

With respect to the advisory proposal on the frequency of holding future advisory votes on the compensation of our named executive officers, you may vote for “1 YEAR,” “2 YEARS” or “3 YEARS” or mark your proxy “ABSTAIN.”

Although this proposal is advisory and non-binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the voting results when making decisions regarding the frequency of future advisory votes on the compensation of our named executive officers.

OUR BOARD OF DIRECTORS UNANIMOSLY RECOMMENDS THAT YOU VOTE "FOR" THE OPTION OF "EVERY 3 YEARS” AS THE FREQUENCY WITH WHICH AN ADVISORY VOTE ON EXECUTIVE COMPENSATION SHOULD BE PRESENTED TO THE COMPANY'S STOCKHOLDERS.

BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

The Board of Directors has adopted a policy and procedure for the review, approval and monitoring of transactions involving Residential and related persons (Directors and named executive officers or their immediate family members or stockholders owning 5% or greater of the Company’s outstanding stock) within our written Code of Business Conduct and Ethics, which is available at www.altisourceresi.com. The policy and procedures are not limited to related person transactions that meet the threshold for disclosure under the relevant SEC rules as the policies and procedures broadly cover any situation in which a conflict of interest may arise.

Any situation that potentially involves a conflict of interest is to be immediately disclosed to the Company’s General Counsel who, in consultation with management and the Audit Committee chairman and with outside counsel, as appropriate, must assess the nature and extent of any concern and then recommend any follow up action, as needed. The General Counsel will notify the Chairman of the Audit Committee if any such situation requires notice to or approval of the Audit Committee of the Board of Directors.

Related persons are required to obtain the approval of the Audit Committee of the Board of Directors for any transaction or situation that may pose a conflict of interest. In considering a transaction, the Audit Committee will consider all relevant factors including, but not limited to, (i) whether the transaction is in the best interests of Residential; (ii) alternatives to the related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to Residential.

Through January 16, 2015, William C. Erbey served as our Chairman as well as the Executive Chairman of Ocwen, Chairman of Altisource and Chairman of AAMC. Effective January 16, 2015, Mr. Erbey stepped down as the Executive Chairman of Ocwen and Chairman of each of us, Altisource and AAMC and is no longer a member of the Board of Directors for any of these companies. Accordingly, Ocwen and Altisource are no longer related parties of Residential.

Relationship with AAMC

Asset Management Agreement with AAMC

On December 21, 2012, we entered into the Original AMA. On March 31, 2015, we and our subsidiary, Altisource Residential, L.P., entered into the New AMA with AAMC. The New AMA, which became effective on April 1, 2015, provides for a new management fee structure which replaces the incentive fee structure under the Original AMA as follows:

•
Base Management Fee. AAMC is entitled to a quarterly Base Management Fee equal to 1.5% of the product of (i) our average invested equity capital for the quarter multiplied by (ii) 0.25 while we have fewer than 2,500 single-family rental properties actually rented (“Rental Properties”). The Base Management Fee percentage increases to 1.75% of invested capital while we have between 2,500 and 4,499 Rental Properties and increases to 2.0% of invested capital while we have 4,500 or more Rental Properties;

•
Incentive Management Fee. AAMC is entitled to a quarterly Incentive Management Fee equal to 20% of the amount by which our return on invested capital (based on AFFO, defined as our net income attributable to holders of common stock calculated in accordance with GAAP plus real estate depreciation expense minus recurring capital expenditures on all of our real estate assets owned) exceeds an annual hurdle return rate of between 7.0% and 8.25% (depending on the 10-year treasury rate). The Incentive Management Fee increases to 22.5% while we have between 2,500 and 4,499 Rental Properties and increases to 25% while we have 4,500 or more Rental Properties; and

•	Conversion Fee. AAMC is entitled to a quarterly Conversion Fee equal to 1.5% of the market value of assets converted into leased single-family homes by us for the first time during the quarter.

We have the flexibility to pay up to 25% of the incentive management fee to AAMC in shares of our common stock.

Under the New AMA, AAMC will continue to be the exclusive asset manager for us for an initial term of 15 years from April 1, 2015, with two potential five-year extensions, subject to our achieving an average annual return on invested capital of at least 7.0%.

Neither party is entitled to terminate the New AMA prior to the end of the initial term, or each renewal term, other than termination (a) by us and/or AAMC “for cause” for certain events such as a material breach of the New AMA and failure to cure such breach, (b) by us for certain other reasons such as our failure to achieve a return on invested capital of at least 7.0% for two consecutive fiscal years after the third anniversary of the New AMA or (c) by us in connection with certain change of control events.

In connection with the entry into the New AMA, AAMC paid $2,000,000 to us for certain costs relating to the execution of the New AMA and the termination of the Original AMA.

Under the terms of the New AMA, we accrued $13,935,000 in Base Management Fees and $1,037,000 of Conversion Fees payable to AAMC for the year ended December 31, 2015. No Incentive Management Fee under the New AMA was payable to AAMC during 2015 because our return on invested capital (as defined in the New AMA) for the three quarters covered by the new AMA was below the required hurdle rate.

Terms of the Original AMA

Under the original AMA, AAMC provided substantially the same services to us as under the New AMA but with the following fee and other structures:

Incentive Management Fees

Under the Original AMA, we paid AAMC a quarterly incentive management fee as follows:

(i)
2% of all cash available for distribution by us to our stockholders and to AAMC as incentive management fee, which we referred to as “available cash,” until the aggregate amount per share of available cash for the quarter (based on the average number of shares of our common stock outstanding during the quarter), which we referred to as the “quarterly per share distribution amount,” exceeded $0.161, then

(ii)	15% of all additional available cash for the quarter until the quarterly per share distribution amount exceeded $0.193, then

(iii)	25% of all additional available cash for the quarter until the quarterly per share distribution amount exceeded $0.257, and thereafter

(iv)	50% of all additional available cash for the quarter,

in each case set forth in clauses (i) through (iv), as such amounts would have been appropriately adjusted from time to time to take into account the effect of any stock split, reverse stock split or stock dividend, should any have occurred.

We distributed any quarterly distribution to our stockholders after the application of the incentive management fee payable to AAMC. AAMC and we agreed that the first quarter management fees payable to AAMC for the first quarter of 2015 would be $14,900,000, which was the average of the estimated amounts payable under Original AMA and that would have been payable under the New AMA. Of $14,900,000 paid for the first quarter, AAMC reimbursed to us $6,906,000 because our annual dividend was less than a projected $2.20 per share annual dividend estimated in the calculation of the fee for the first quarter of 2015. As a result, under the terms of the Original AMA, we accrued $7,994,000 in incentive management fees payable to AAMC for the year ended December 31, 2015.

Expense Reimbursement

Under the Original AMA, we were required to reimburse AAMC on a monthly basis for the (i) direct and indirect expenses AAMC incurred or payments it made on our behalf, including, but not limited to, the allocable compensation and routine overhead expenses of employees and staff of AAMC and (ii) all other reasonable operating and overhead expenses AAMC incurred related to the services it provided to us.

For the year ended December 2015, we reimbursed AAMC $750,000 for expenses under the Original AMA.

Termination

We did not pay AAMC any termination fee in connection with the termination of the Original AMA and entry into the New AMA.

NewSource Investment and Divestiture

On October 17, 2013, we invested $18.0 million in the non-voting preferred stock of NewSource Reinsurance Company Ltd. (“NewSource”), an insurance and reinsurance company focused on real estate related insurance products in Bermuda and a wholly owned subsidiary of AAMC. On September 14, 2015, NewSource completed the repurchase of all of our shares of non-voting preferred stock for aggregate proceeds of $18.0 million, which was the aggregate par value of the shares being repurchased. Until September 10, 2015, we were eligible to receive a 12% annual cumulative preferred dividend on our investment. In connection with the repurchase of the preferred stock, NewSource also paid to us the accrued but unpaid dividend on our shares from January 1, 2015 through September 10, 2015 amounting to $1.5 million.

Agreements with Altisource

Since Residential completed its spin-off from Altisource into a separate publicly traded company in December 2012, its relationship with Altisource has been governed by a number of agreements.

Master Services Agreement

On December 21, 2012, Residential entered into a master services agreement with Altisource. Under the master services agreement, Altisource is Residential’s exclusive provider of property management, leasing, renovation management and valuation services associated with our single-family rental properties. The agreement provides for an initial term of 15 years, which term will automatically renew for successive two-year terms unless either party sends a notice of non-renewal to the other party at least nine months before the completion of the initial or renewal term, as applicable. In the event Residential terminates the master services agreement prior to the end of the initial term or any renewal term, other than for cause, Residential would be required to reimburse Altisource for its costs and expenses related to the termination, including Altisource’s personnel and other services dedicated to Residential under the agreement.

In the event our asset management agreement with AAMC is terminated without cause by us, the master services agreement with Altisource may be terminated in Altisource’s sole discretion.

Support Services Agreement

Under the support services agreement, Altisource may provide services to us in such areas as human resources, vendor management operations, corporate services, consumer psychology, legal, tax, compliance and other support services where we may need assistance and support. The support services agreement provides generally that Altisource will undertake to provide the support services in a manner generally consistent with the manner and level of care with which such service, if any, was performed or provided prior to our separation from Altisource. The support services agreement will extend for two years after the separation but may be terminated earlier under certain circumstances including a default, and will automatically renew for successive one year terms unless either party decides that it does not want to renew the agreement. The fees for all support services provided pursuant to the support services agreement will be based on the fully-allocated cost of providing the service or, with respect to statements of work entered into under the support services agreement, the amount set forth therein. “Fully allocated cost” means, with respect to the provision of a “service,” the all-in cost of providing such service, including a share of direct charges and allocable amounts reflecting compensation and benefits, technology expenses, occupancy and equipment expense and third-party payments (but not taxes incurred in connection therewith). Altisource will be required to submit statements of account on a monthly basis with respect to all amounts payable by us, setting out the support services provided and the amount billed as a result of providing such support services.

The total fees incurred by us under this agreement will be dependent upon our business activity and the level of services required in connection therewith.  In the event our asset management agreement with AAMC expires or is terminated, the support services agreement will terminate within 30 days.

Trademark License Agreement

Under the trademark license agreement, Altisource granted us a non-exclusive, non-transferable, non-sublicensable, royalty free license to use the name “Altisource.” The agreement has no specified term and may be terminated by either party upon 30 days written notice, with or without cause. In the event that this agreement is terminated, all rights and licenses granted thereunder, including, but not limited to, the right to use “Altisource” in our name will terminate.

In the event our asset management agreement with AAMC expires or is terminated, the trademark license agreement will terminate within 30 days.

Agreements with Ocwen

Servicing Agreement with Ocwen

On December 21, 2012, Residential entered into a servicing agreement with Ocwen. Under the servicing agreement, Ocwen services a portion of our acquired residential mortgage loans. The total fees incurred by us under this agreement will be dependent upon the number and type of acquired residential mortgage loans that Ocwen services pursuant to the terms of the agreement. The agreement provides for an initial term of 15 years. In the event our asset management agreement with AAMC expires or is terminated, the servicing agreement will terminate within 30 days. Either Residential or Ocwen may terminate the servicing agreement without cause upon 60 days prior written notice, in which event Residential would be required to pay all servicing transfer costs and repay any unreimbursed servicing advances to Ocwen.

To diversify our servicing base, in 2015 we engaged additional alternate servicers to service a portion of our mortgage loans and moved a majority of our mortgage loans to these new servicers. As of March 31, 2016, we had transferred the servicing of almost all of our non-securitized mortgage loans away from Ocwen.

Aircraft Time Sharing Agreement with Ocwen

On October 8, 2013, we entered into an Aircraft Time Sharing Agreement, or the “Timeshare Agreement,” with Ocwen pursuant to which Ocwen will make its corporate plane available to us for business-related travel from time to time. Under the Time Sharing Agreement, Ocwen agreed to provide us, on a time sharing basis, access to its plane in consideration of our reimbursement to Ocwen of the sum of its direct expenses of operating the plane plus an additional charge equal to 100% of such expenses. The amounts actually charged to us in any period will directly correlate to our use of the aircraft in each period, which will vary depending on our business needs. In 2015 none of our Directors, officers or employees utilized the Ocwen corporate plane, and no fees were payable by Residential under the Timeshare Agreement. The Timeshare Agreement was terminated in February 2016.

Stock Option Plans

Separation Plans

In connection with our separation from Altisource in December 2012, we adopted the 2012 Conversion Option Plan and the 2012 Special Option Plan. In order to effect the exchange ratio in connection with the separation, we issued options to purchase 809,240 shares of our common stock with a weighted average exercise price of $2.33 per share on December 31, 2012 under the Conversion Option Plan to Altisource employees holding Altisource stock options immediately prior to the separation. We also issued options to purchase 210,184 shares of our common stock with a weighted average exercise price of $1.15 per share at December 31, 2012 under the Special Option Plan to non-employee holders of Altisource stock options receiving shares in the separation. Because the options were granted as part of the separation to holders of Altisource stock options, no share-based compensation related to these options is included in our consolidated financial statements. No additional shares of common stock are issuable under either the 2012 Conversion Option Plan or the 2012 Special Conversion Option Plan.

Director Equity Plan

We adopted the 2013 Director Equity Plan to promote our interests by attracting and retaining qualified and experienced individuals for service as non-employee Directors. The 2013 Director Equity Plan is administered by our Board of Directors. The total number of shares of common stock available for issuance under the 2013 Director Equity Plan was set at 100,000. In June 2013, we issued an aggregate of 4,265 shares of Residential’s common stock to our Directors for their service on the Board of Directors from January 24, 2013 until our annual meeting of stockholders on May 29, 2013. In May 2014, we issued an aggregate of 12,090 shares of Residential’s common stock for their service as Directors from the May 29, 2013 annual meeting of stockholders to the May 28, 2014 annual meeting of stockholders. In May 2015, we issued an aggregate of 7,644 shares of Residential's common stock for their service as Directors from the May 28, 2015 annual meeting of stockholders to the May 28, 2015 annual meeting of stockholders. We have 65,476 shares remaining available for issuance under the 2013 Director Equity Plan, not including the 9,924 shares expected to be issued to our Directors for their service from the 2015 annual meeting of stockholders through this Annual Meeting.

Our Board of Directors has determined to freeze the 2013 Director Equity Plan as to new grants, effective immediately following approval of the 2016 Equity Incentive Plan by our stockholders. As such, the share limit under the 2016 Equity Incentive Plan has been determined taking into account the 65,476 shares that would otherwise remain available for issuance under the 2013 Director Equity Plan. However, the 9,924 shares expected to be issued to our Directors for their prior service are expected to be issued under the 2013 Director Equity Plan.

STOCKHOLDER PROPOSALS

Any proposal that a stockholder desires to have included in our proxy materials, pursuant to SEC Rule 14a-8, relating to our Annual Meeting of Stockholders for next year, which is expected to be held on or about [•], 2017, must be received not later than [•], 2016. A proposal must comply with Rule 14a-8 and the SEC’s proxy rules. In accordance with Rule 14a-8, this deadline could change if next year’s Annual Meeting date is sooner or later.

Outside of SEC Rule 14a-8, Residential’s current Bylaws prescribe procedures that a stockholder must follow if the stockholder intends, at an Annual Meeting of Stockholders, to nominate individuals for election to the Board of Directors or to propose other business to be considered by stockholders at an Annual Meeting of Stockholders. These procedures require, among other things, that the stockholder give timely notice to our Corporate Secretary of the nomination or other proposed business, that the notice contain specified information and that the stockholder comply with certain other requirements. Generally, a stockholder’s notice in order to be timely must be delivered in writing to our Corporate Secretary, at our principal executive offices, not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s Annual Meeting. If a stockholder’s nomination or proposal is not in compliance with the procedures set forth in the Bylaws, we may disregard such nomination or proposal. Accordingly, if a stockholder intends, at the 2017 Annual Meeting of Stockholders, to nominate a person for election to the Board or to propose other business, the stockholder must deliver a notice of such nomination or proposal to the Corporate Secretary not earlier than [•], 2016 nor later than 5:00 p.m., Eastern Time, on [•], 2016, and comply with the requirements of the current Bylaws and applicable law. This deadline could change under certain circumstances specified in the current Bylaws.

Stockholder proposals and director nominations for the 2017 Annual Meeting of Stockholders should be directed to our Corporate Secretary at c/o Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820.

ANNUAL REPORTS

A copy of our annual report to stockholders on Form 10-K for the year ended December 31, 2015 was made available to stockholders on February 29, 2016. The annual report can be found on our website www.altisourceresi.com under “Shareholders – Financial Information.”

We will furnish, without charge, to each person whose proxy is solicited and to any beneficial owner entitled to vote as of the close of business on the record date for the meeting, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2015, required to be filed by us with the SEC under the Exchange Act. Such requests should be directed to Altisource Residential Corporation, c/o Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022.

OTHER MATTERS

The Board of Directors knows of no other matter that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying WHITE proxy card intend to vote on those matters in accordance with their best judgment.

It is important that proxies be returned promptly. Stockholders are urged to vote via the Internet or by telephone by following the instructions in the WHITE proxy card or to complete and mail the WHITE proxy card in the accompanying pre-paid envelope. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders call toll free at (888) 750-5834
Banks and Brokers may call collect at (212) 750-5833

ANNEX A
SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our Directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be participants in our solicitation of proxies from our stockholders in connection with our 2016 Annual Meeting of Stockholders (collectively, the “Participants”).

Directors and Nominees

The principal occupations of our Directors and nominees are set forth under Proposal One of this Proxy Statement, titled “Election of Directors.” The names of our Directors and nominees are set forth below and the business address for all our Directors and nominees is c/o Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820.

Name
David B. Reiner
Michael A. Eruzione
Robert J. Fitzpatrick
George G. Ellison
William P. Wall

Officers and Employees

The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is c/o Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820.

Name	Position
George G. Ellison	Chief Executive Officer and Director
Robin N. Lowe	Chief Financial Officer
Michael G. Lubin	General Counsel and Corporate Secretary
Stephen H. Gray	Chief Administrative Officer and Senior Counsel

Information Regarding Ownership of and Transactions in Company Securities by Participants

The number of shares of Company common stock held by our Directors and named executive officers as of [•], 2016 is set forth under the “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND RELATED STOCKHOLDER MATTERS” section of this Proxy Statement.

The following table sets forth information regarding purchases and sales of Company securities by each Participant during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Shares	Transaction Description
David B. Reiner	5/28/2014	2,418	Vesting of restricted stock
	6/4/2015	1,649	Vesting of restricted stock
	11/16/2015	7,500	Purchase of common stock
Michael A. Eruzione	5/28/2014	2,418	Vesting of restricted stock
	6/4/2015	1,649	Vesting of restricted stock
Robert J. Fitzpatrick	5/28/2014	2,418	Vesting of restricted stock
	6/4/2015	1,649	Vesting of restricted stock
George G. Ellison	5/13/2015	56,000	Purchase of common stock
	8/14/2015	34,000	Purchase of common stock
	11/11/2015	37,000	Purchase of common stock
	3/2/2016	26,000	Purchase of common stock
Robin N. Lowe	8/14/2015	7,000	Purchase of common stock

Miscellaneous Information Regarding Participants

Except as described in this Annex A or otherwise disclosed in the Proxy Statement, to the Company’s knowledge:

•	No Participant owns any securities of the Company of record that such Participant does not own beneficially.

•
No Participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

•
No associate of any Participant owns beneficially, directly or indirectly, any securities of the Company. No Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company.

•
No Participant nor any associate of a Participant is a party to any transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which (i) the Company was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) any Participant or any related person thereof had or will have a direct or indirect material interest.

•
No Participant, nor any associate of a Participant, has any arrangement or understanding with any person (i) with respect to any future employment by the Company or its affiliates or (ii) with respect to any future transactions to which the Company or any of its affiliate will or may be a party.

•	No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

ALTISOURCE RESIDENTIAL CORPORATION

Annual Meeting Of Stockholders

[•], 2016 [•]

WHITE PROXY

This proxy solicited by the Board of Directors

The stockholders(s), revoking all prior proxies, hereby appoint(s) [•] and Robin N. Lowe, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of ALTISOURCE RESIDENTIAL CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at [•] on May [•], 2016, at the offices of [•].

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Altisource Residential Corporation common stock for the upcoming annual meeting of stockholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:

1. **Vote by Telephone**—Please call toll-free in the U.S. or Canada at **1-866-818-9357**, on a touch-tone phone. If outside the U.S. or Canada, call 1-**215-521-1347 .** Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2. **Vote by Internet**—Please access **https://www.proxyvotenow.com/resi** and follow the simple instructions. Please note you must type an "s" after http. You will be required to provide the unique control number printed below.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3. **Vote by Mail**—If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Altisource Residential Corporation, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

X **Please mark your votes as in this example using dark ink only.**

The Board of Directors recommends you vote FOR the following:

1. Election of Directors.
   Nominees:
   01David B. Reiner, 02 Michael A. Eruzione, 03 Robert J. Fitzpatrick, 04 George G. Ellison, 05 William P. Wall

☐ FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT

NOTE: If you do not wish for your shares to be voted "FOR" a particular Nominee, mark the "FOR ALL NOMINEES EXCEPT" box and write the surname(s) or the number of each nominee you do not support on the line below.

____

The Board of Directors recommends you vote FOR proposals 2,3 and 4.

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	3 YEARS	2 YEARS	1 YEAR	ABSTAIN
5. Proposal to approve, on an advisory basis, the frequency with which an advisory vote on executive compensation should be presented to the Company's stockholders.	☐	☐	☐	☐

Date: ______________________________ 2016

____
(Signature)

____
(Signature, if held jointly)

____
(Title)

NOTE: WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, CORPORATE OFFICERS, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) ON THIS PROXY.

APPENDIX 1

ALTISOURCE RESIDENTIAL CORPORATION
EQUITY INCENTIVE PLAN

SECTION 1.    PURPOSE

1.01
The purpose of the Equity Incentive Plan (the “Plan”) is to afford an incentive to Eligible Persons to continue as non-employee directors, officers, employees, advisors or consultants, to increase their efforts on behalf of Altisource Residential Corporation (the “Corporation”) and to promote the success of the Corporation’s business.

SECTION 2.    DEFINITIONS; CONSTRUCTION

2.01	Definitions. In addition to the terms defined elsewhere in the Plan, the following terms as used in the Plan shall have the following meanings when used with initial capital letters:

2.01.1 “Affiliate” means any Person directly or indirectly controlling, controlled by, or under common control with such other Person.

2.01.2 “Award” means any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Award or Other Stock-Based Award, or any other right or interest relating to Shares granted under the Plan.

2.01.3 “Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing an Award.

2.01.4 “Board” means the Corporation’s Board of Directors.

2.01.5 “Cause” means the definition provided in any employment, severance or other agreement governing the relationship between a Participant and the Corporation, the Manager or any other applicable advisor or consultant, and if no such definition exists, then

(i)
the Participant’s willful and intentional repeated failure or refusal, continuing after notice that specifically identifies the breach(es) complained of, to perform substantially his or her material duties, responsibilities and obligations (other than a failure resulting from grantee’s incapacity due to physical or mental illness or other reasons beyond the control of grantee), and which failure or refusal results in demonstrable direct and material injury to the Corporation;

(ii)
the Participant’s willful and intentional act or failure to act involving fraud, misrepresentation, theft, embezzlement, dishonesty or moral turpitude (collectively, “Fraud”) which results in demonstrable direct and material injury to the Corporation;

(iii)
the Participant’s conviction of (or a plea of nolo contendere to) an offense which is a felony in the jurisdiction involved or which is a misdemeanor in the jurisdiction involved but which involves Fraud; and

(iv)	the Participant’s material breach of a written policy of the applicable Employer Entity or the rules of any governmental or regulatory body applicable to the Corporation.

2.01.6 “Change of Control” means:

(i)
The date that a reorganization, merger, consolidation, recapitalization, or similar transaction (other than a spinoff, exchange offer or similar transaction to or with the Corporation’s shareholders) is consummated, unless:  (i) at least 50% of the outstanding voting securities of the surviving or resulting entity (including, without limitation, an entity which as a result of such transaction owns the Corporation either directly or through one or more subsidiaries) (“Resulting Entity”) are beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the outstanding voting securities of the Corporation immediately prior to such transaction in substantially the same proportions as their beneficial ownership, immediately prior to such transaction, of the outstanding voting securities of the Corporation and (ii) immediately following such transaction no person or persons acting as a group beneficially owns capital stock of the Resulting Entity possessing thirty-five percent (35%) or more of the total voting power of the stock of the Resulting Entity;

(ii)
The date that a majority of members of the Corporation’s Board is replaced during any twenty-four (24) month period by directors whose appointment or election is not endorsed by a majority of the members of the Corporation’s Board before the date of the appointment or election; provided that no individual shall be considered to be so endorsed if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(iii)
The date that any one person, or persons acting as a group, other than an employee benefit plan of the Corporation or one of its Affiliates, or a trust thereof, or any underwriter, acquires (or has or have acquired as of the date of the most recent acquisition by such person or persons) beneficial ownership of stock of the Corporation possessing thirty-five percent (35%) or more of the total voting power of the stock of the Corporation; or

(iv)
The date that any one person acquires, or persons acting as a group acquire (or has or have acquired as of the date of the most recent acquisition by such person or persons), assets from the Corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Corporation immediately before such acquisition or acquisitions.

2.01.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder. References to particular sections of the Code shall include any successor provisions.

2.01.8 “Committee” means, unless otherwise determined by the Board, a committee of the Board selected by the Board to administer the Plan, the composition of which shall consist of persons who are (a) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, (b) “independent directors” under rules adopted by the principal exchange on which the Shares are listed at the relevant time and (c) to the extent applicable, “outside directors” under Section 162(m) of the Code, and which shall initially be the Compensation Committee of the Board.

2.01.9 “Common Stock” means shares of the common stock, par value $0.01 per share, and such other securities of the Corporation or other corporation or entity as may be substituted for Shares pursuant to Section 8.01 hereof.

2.01.10 “Dividend Equivalent Right” means a right, which may be credited to an Award granted to a Participant, pursuant to Section 7.02 hereof.

2.01.11 “Eligible Person” means a natural person who is providing services to the Corporation as an officer, non-employee director, employee, advisor or consultant of the Corporation or one of its Affiliates, including without limitation the Manager.

2.01.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

2.01.13 “Fair Market Value” of a Share shall be the closing sales price per Share for the date(s) as established by the Board as of which Fair Market Value is to be determined in the principal market in which such Shares are traded. If the Fair Market Value of Shares on any date(s) cannot be determined on the basis set forth in the preceding sentence, or if a determination is required as to the Fair Market Value on any date of property other than Shares, the Committee shall in good faith determine the Fair Market Value of such Shares or other property on such date(s). Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

2.01.14 “Manager” means Altisource Asset Management Corporation, a U.S. Virgin Islands corporation and Affiliate of the Corporation.

2.01.15 “Option” means a right, granted under Section 6.02 hereof, to purchase Shares at a specified price during specified time periods.

2.01.16 “Other Stock-Based Award” means an Award, granted under Section 6.05 hereof, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares.

2.01.17 “Participant” means an Eligible Person who has been granted an Award under the Plan.

2.01.18 “Performance Award,” “Performance Goal” and “Performance Period” shall have the meanings provided in Section 6.05.

2.01.19 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

2.01.20 “Restricted Stock” means Shares, granted under Section 6.03.1 hereof, that are subject to certain restrictions.

2.01.21 “Restricted Stock Unit” or “RSU” means an Award, granted under Section 6.03.2 hereof, that represents a notional interest equal in value to a Share, payable at such times and subject to such conditions as are set forth in the Plan and applicable Award Agreement.

2.01.22 “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor to such Rule promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

2.01.23 “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

2.01.24 “Shares” means the common stock of the Corporation, par value $0.01 per share, and such other securities of the Corporation as may be substituted for Shares pursuant to Section 8.01 hereof.

2.01.25 “Stock Appreciation Right” or “SAR” means a right, granted under Section 6.04 hereof, to payment in respect of the appreciation of a specified number of shares of Common Stock over a specified period of time.

2.02	Construction. For purposes of the Plan, the following rules of construction shall apply:

2.02.1 The word “or” is disjunctive but not necessarily exclusive.

2.02.2 Words in the singular include the plural; words in the plural include the singular; words in the neuter gender include the masculine and feminine genders, and words in the masculine or feminine gender include the other and neuter genders.

SECTION 3.    ADMINISTRATION

3.01
The Plan shall be administered by the Committee, except with respect to the amendment, modification, suspension or early termination of the Plan, which shall be in the power of the Board. Any action duly taken by the Committee will be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein. The Committee shall have complete, full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)	to designate Participants;

(ii)	to determine the type or types of Awards to be granted to each Participant;

(iii)
to determine the number of Awards to be granted, the number of Shares or amount of cash or other property to which an Award will relate, the terms and conditions of any Award (including, but not limited to, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for lapse of limitations, forfeiture restrictions or restrictions on exercisability or transferability, and accelerations or waivers thereof, including in the case of a Change of Control based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)
to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited, exchanged or surrendered;

(v)	to interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(vi)	to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii)	to adopt, amend, suspend, waive and rescind such rules and regulations as the Committee may deem necessary or advisable to administer the Plan;

(viii)
to correct any defect or supply any omission or reconcile any inconsistency or resolve any ambiguity, and to construe and interpret the Plan, the rules and regulations, any Award Agreement or other instrument entered into or Award made under the Plan;

(ix)	to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan; and

(x)
to make such filings and take such actions as may be required from time to time by appropriate state, regulatory and governmental agencies. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Corporation, Subsidiaries, Participants and any Person claiming any rights under the Plan from or through any Participants. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers, managers and/or agents of the Corporation or any Subsidiary the authority, subject to such terms as the Committee shall determine and applicable legal and regulatory requirements, to perform administrative and other functions under the Plan. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by an officer, manager or other employee of the Corporation or a Subsidiary, the Corporation’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation and/or Committee to assist in the administration of the Plan. Neither the Corporation nor any member of the Committee or the Board shall be liable for any action or determination made in good faith by the Committee or the Board with respect to the Plan or any Award thereunder.

SECTION 4.    SHARES SUBJECT TO THE PLAN

4.01
The maximum number of Shares which may be issued and in respect of which Awards may be granted under the Plan shall be limited to 3,073,746 shares of Common Stock. Each Share issued under the Plan pursuant to an Award shall reduce the number of available Shares by 1.00.

4.02
For purposes of this Section 4, the number of Shares to which an Award relates shall be counted against the number of Shares available under the Plan at the time of grant of the Award, unless such number of Shares cannot be determined at that time, in which case the number of Shares actually distributed pursuant to the Award shall be counted against the number of Shares available under the Plan at the time of distribution; provided, however, that Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Awards shall be counted or not counted against the number of Shares reserved and available under the Plan in accordance with procedures adopted by the Committee so as to ensure appropriate counting but avoid double counting.

4.03
If any Shares to which an Award relates are forfeited or the Award otherwise terminates without payment being made to the Participant in the form of Shares or if payment is made to the Participant in the form of cash, cash equivalents or other property other than Shares, any Shares counted against the number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination or alternative payment, again be available for Awards under the Plan. If the exercise price or grant price of an Award is paid by delivering to the Corporation Shares previously owned by the Participant or if Shares are delivered or withheld for purposes of satisfying a tax withholding obligation, the number of Shares covered by the Award equal to the number of Shares so delivered or withheld shall, however, be counted against the number of Shares granted and shall not again be available for Awards under the Plan. Any Shares distributed pursuant to an Award may consist, in whole or part, of authorized and unissued Shares, including Shares repurchased by the Corporation for purposes of the Plan.

4.04
Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or other individual service provider of another entity who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such entity to such person (any such Award, a “Substitute Award”). The terms and conditions of Substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any Substitute Awards shall not (a) reduce the number of shares of Common Stock available for issuance under the Plan, (b) be subject to or counted against the Award limits specified in the Plan or (c) again be available for Awards under the Plan upon the occurrence of any event set forth in Section 4.02 or 4.03.

4.05
Nothing contained in the Plan shall be construed to limit the right of the Committee to assume and make available for issuance pursuant to Awards under the Plan any shares that would otherwise be available for issuance under any equity incentive plan of any entity acquired by the Corporation in a corporate transaction as described in Section 4.04 (such number of shares as appropriately adjusted in the discretion of the Committee in connection with the corporate transaction), and the assumption of any such shares shall not reduce the number of Shares available for issuance under this Plan except to the extent required by the rules of any stock exchange on which the Shares may then be listed.

SECTION 5.    ELIGIBILITY

5.01
Awards may be granted, in the discretion of the Committee, to Eligible Persons. In determining the Eligible Persons to whom Awards shall be granted and the type of any Award (including the number of Shares to be covered by such Award), the Board shall take into account such factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan.

SECTION 6.    SPECIFIC TERMS OF AWARDS

6.01
General. Subject to the terms of the Plan and any applicable Award Agreement, Awards may be granted as set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to the terms of Section 11.01), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including separate escrow provisions and terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant. Except as required by applicable law, Awards may be granted for no consideration other than prior and/or future services.

6.02	Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)
Exercise Price. Each Option shall be evidenced by an Award Agreement that shall set forth an exercise price for the Option as determined by the Committee in its sole discretion prior to the grant. In the case of any Option other than an Option issued as a Substitute Award, such exercise price shall be at least equal to the Fair Market Value of the Shares subject to the Option on the date of grant. In the case of an Option issued as a Substitute Award, such exercise price shall be at least equal to the minimum amount required in order to avoid the imposition of additional tax under the Code;

(ii)	Nonqualified Status. Each Option granted under the Plan shall be a nonqualified stock option not intended to meet the requirements of Section 422 of the Code.

(iii)
Vesting; Forfeiture. Each Option shall be subject to such time- and/or performance-based vesting terms and forfeiture terms as the Committee shall determine and set forth in the applicable Award Agreement;

(iv)
Times and Methods of Exercise. The applicable Award Agreement shall set forth the time or times at which an Option may be exercised in whole or in part, the methods by which the exercise price may be paid or deemed to be paid, and the form of such payment, including, without limitation, cash, Shares, or other property or any combination thereof, having a Fair Market Value on the date of exercise equal to the exercise price; and unless otherwise determined by the Committee, the Corporation will also cooperate with any person exercising an Option who participates in a cashless exercise program of a broker or other agent under which all or part of the Shares received upon exercise of the Option are sold through the broker or other agent, for the purpose of paying the exercise price of an Option.

Notwithstanding the preceding sentence, unless the Committee, in its discretion, shall otherwise determine, the exercise of the Option shall not be deemed to occur, and no Shares will be issued by the Corporation upon exercise of an Option, until the Corporation has received payment in full of the exercise price. The period during which an Option may be exercised shall be extended by the length of any blackout period during which the Corporation suspends the right to exercise or net exercise the Option in order to comply with the requirements of applicable securities or exchange-control laws or Corporation policies, including, without limitation, insider-trading policies.

(v)
Termination of Service. Subject to Section 9, an Option may not be exercised unless (1) the Participant is then providing services to the Corporation or one of its Affiliates and (2) the Participant has continuously maintained such relationship since the date of grant of the Option; provided, that the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations of service, to a date not later than the expiration date of such Option.

(vi)	Individual Option Limit. The aggregate number of Shares for which Options may be granted under the Plan to any single Participant in any calendar year shall not exceed 300,000 Shares.

6.03	Restricted Stock; Restricted Stock Units.

6.03.1 The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)
Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee shall determine at the time of grant or thereafter;

(ii)
Forfeiture. Subject to Section 9, except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of service to the Corporation and its Affiliates during the applicable restriction period, Restricted Stock that is then subject to restrictions shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Board may in other cases waive in whole or in part the forfeiture of Restricted Shares; and

(iii)
Certificates for Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including, without limitation, issuance of certificates representing Shares, which may be held in escrow. Certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iv)
Individual Restricted Stock Limit. The aggregate number of Shares of Restricted Stock which may be granted under the Plan to any single Participant in any calendar year shall not exceed 300,000 Shares.

6.03.2 The Committee is authorized to grant Restricted Stock Units to Participants on the following terms and conditions:

(i)
Issuance and Restrictions. RSUs shall be subject to such restrictions on transferability and other restrictions as the Committee shall impose (including, without limitation, whether and in what form a Participant may receive and/or forfeit dividend equivalent rights thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee shall determine at the time of grant or thereafter. The value of each RSU shall be equal to the Fair Market Value of a Share on the applicable date or time period of determination, as specified by the Committee;

(ii)
Vesting; Settlement. An RSU (and any related dividend equivalent rights) may be subject to such time- and/or performance-based vesting terms, and shall be payable at such times and in such forms, as the Committee shall determine and set forth in the applicable Award Agreement;

(iii)
Forfeiture. Subject to Section 9, except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of service to the Corporation and its Affiliates during the applicable restriction period, the Award of RSUs shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to the RSU will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of the RSUs.

(iv)	Individual RSU Limit. The aggregate number of Shares subject to awards of RSUs which may be granted under the Plan to any single Participant in any calendar year shall not exceed 300,000 Shares.

6.04	Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(i)
Grant Price. Each SAR shall be evidenced by an Award Agreement that shall set forth the grant price of the SAR as determined by the Committee in its sole discretion prior to the grant; provided, that such grant price shall be at least equal to the Fair Market Value of the shares of Common Stock in respect of which the SAR is granted on the date of grant;

(ii)
Freestanding or Tandem SAR. The Award Agreement evidencing the issuance of a SAR shall indicate whether the SAR is granted (a) as a freestanding Award, in which case it shall be exercised on whatever terms and conditions the Committee imposes in its sole discretion, or (b) in tandem with an Option, in which case it shall be exercisable for all or part of the shares of Common Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option; provided, that a tandem SAR may be exercised only with respect to the shares of Common Stock for which its related Option is then exercisable;

(iii)
Settlement. The Award Agreement evidencing the issuance of a SAR shall set forth the timing of exercise and settlement of the SAR and whether such settlement shall be in the form of cash, Common Stock or a combination. A SAR shall be settled in respect of a gross amount determined by multiplying (a) the excess of the Fair Market Value on the date of exercise over the grant price by (b) the number of shares of Common Stock with respect to which the SAR is exercised. The period during which a SAR may be exercised shall be extended by the length of any blackout period during which the Corporation suspends the right to exercise or net exercise the SAR in order to comply with the requirements of applicable securities or exchange-control laws or Corporation policies, including, without limitation, insider-trading policies;

(iv)
Other Terms. The Award Agreement evidencing the issuance of a SAR shall specify the term of the SAR, any vesting and forfeiture conditions applicable to the SAR and such other restrictions, terms and conditions of the SAR, as the Committee shall determine in its sole discretion;

(v)
Individual RSU Limit. The aggregate number of shares of Common Stock in respect of which a SAR may be granted under the Plan to any single Participant in any calendar year shall not exceed 300,000 Shares.

6.05	Performance Awards. The Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

(i)
Right to Payment. A Performance Award shall represent a right to receive Shares or cash based on the achievement, or the level of achievement, during a specified Performance Period of one or more Performance Goals established by the Committee at the time of the Award;

(ii)
Terms of Performance Awards. At or prior to the time a Performance Award is granted, the Committee shall cause to be set forth in the Award Agreement or otherwise (1) the Performance Goals applicable to the Award and the Performance Period during which the achievement of the Performance Goals shall be measured, (2) the amount which may be earned by the Participant based on the achievement, or the level of achievement, of the Performance Goals or the formula by which such amount shall be determined and (3) such other terms and conditions applicable to the Award as the Committee may, in its discretion, determine to include therein. To the extent dividends or Dividend Equivalent Rights may be earned in respect of Performance Awards, payment of such dividends or Dividend Equivalent Rights shall be contingent on the vesting and earning of such underlying Performance Awards. The Committee may determine whether unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of non-operational items or unusual, infrequently occurring or extraordinary items, shall be included or excluded from the calculation;

(iii)
Performance Goals. “Performance Goals” shall mean one or more pre-established, objective measures of performance during a specified “Performance Period”, selected by the Committee in its discretion. Performance Goals may be based upon one or more of the following objective performance measures and expressed in either, or a combination of, absolute or relative values: earnings per share, earnings per share growth, return on capital employed, costs, net income, net income growth, operating margin, revenues, revenue growth, revenue from operations, expenses, income from operations as a percent of capital employed, income from operations, funds from operations, net operating income, growth and/or size of the Corporation’s rental portfolio, available financing, liquidity, transactional achievements, development and retention of key talent, cash flow, market share, return on equity, return on assets, earnings (including EBITDA and EBIT), operating cash flow, operating cash flow as a percent of capital employed, economic value added, gross margin, total shareholder return, workforce diversity, number of accounts, workers’ compensation claims, budgeted amounts, cost per hire, turnover rate, and/or training costs and expenses. Performance Goals based on such performance measures may be based either on the performance of the Corporation, a Subsidiary or Subsidiaries, affiliate, any branch, department, business unit or other portion thereof under such measure for the Performance Period and/or upon a comparison of such performance with the performance of a peer group of corporations or market index, prior Performance Periods or other measure selected or defined by the Committee at the time of making a Performance Award. The Committee may in its discretion also determine to use other objective performance measures as Performance Goals;

(iv)
Maximum Individual Performance Award Payments. In any one calendar year, the maximum amount which may be granted to any single Participant under Performance Awards issued under the Plan shall be limited to 300,000 Shares. In applying this limit, the number of Shares earned by a Participant shall be measured as of the close of the applicable calendar year which ends the Performance Period, regardless of the fact that certification by the Committee and actual payment to the Participant may occur in a subsequent calendar year or years.

6.06
Other Stock-Based Awards. The Committee is authorized to grant Awards to Participants in the form of Other Share-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with vesting, value and/or payment contingent upon the attainment of one or more performance goals. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. Without limiting the generality of this paragraph, Other Share-Based Awards may include grants of Shares that are not subject to any restrictions or a substantial risk of forfeiture. Subject to Section 10, upon termination of service to the Corporation and its Affiliates prior to the vesting of an Other Share-Based Award, or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Other Share-Based Award relates, all Other Share-Based Awards that are then subject to deferral or restriction shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to such Other Share-Based Award will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of such Other Share-Based Award. The aggregate number of Shares subject to Other Share-Based Awards which may be granted under the Plan to any single Participant in any calendar year shall not exceed 300,000 Shares.

6.07
Further Limitation for Non-Employee Directors. The aggregate value of all compensation paid or provided to any non-employee director of the Corporation in respect of a single calendar year shall not exceed $350,000. For purposes of determining such aggregate value, compensation in the form of Awards shall be valued at the aggregate grant date fair value (as determined for financial reporting purposes). Notwithstanding the foregoing, this limitation shall not apply in the case of a non-employee director of the Corporation who is also an executive officer of the Corporation or one of its Affiliates.

SECTION 7.    GENERAL TERMS OF AWARDS

7.01
Stand-Alone, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, any other Award granted under the Plan or any award granted under any other plan, program or arrangement of the Corporation or any Subsidiary (subject to the terms of Section 11.01) or any business entity acquired or to be acquired by the Corporation or a Subsidiary.

Awards granted in addition to or in tandem with other Awards or awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

7.02
Dividend Equivalent Rights. Any Participant selected by the Board may be granted Dividend Equivalent Rights based on the dividends paid on Shares that are subject to any Award other than Options, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, is settled, is paid, vests or expires, as determined by the Board. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Board. Notwithstanding the foregoing, Dividend Equivalents Right that relate to Awards that vest or become payable or earned in whole or in part subject to performance goals or conditions shall, to the extent made available under the terms of the Award, be subject to the same performance goals or conditions as the underlying Award.

7.03
Decisions Required to be Made by the Committee. Other provisions of the Plan and any Award Agreement notwithstanding, if any decision regarding an Award or the exercise of any right by a Participant, at any time such Participant is subject to Section 16 of the Exchange Act, is required to be made or approved by the Committee or the Board in order that a transaction by such Participant will be exempt under Rule 16b-3, then the Committee or the Board shall retain full and exclusive power and authority to make such decision or to approve or disapprove any such decision by the Participant.

7.04
Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years from the date of its grant.

7.05
Form of Payment of Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments or substitutions to be made by the Corporation upon the grant, exercise or other payment or distribution of an Award may be made in such forms as the Committee shall determine at the time of grant or thereafter (subject to the terms of Section 11.01), including, without limitation, cash, Shares, or other property or any combination thereof, in each case in accordance with rules and procedures established, or as otherwise determined, by the Committee.

7.06
Limits on Transfer of Awards; Beneficiaries. No right or interest of a Participant in any Award shall be pledged, encumbered or hypothecated to or in favor of any Person other than the Corporation, or shall be subject to any lien, obligation or liability of such Participant to any Person other than the Corporation or a Subsidiary except as otherwise established by the Committee at the time of grant or thereafter. No Award and no rights or interests therein shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution, and any Option or Stock Appreciation Right or other right to purchase or acquire Shares granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant. A beneficiary, guardian, legal representative or other Person claiming any rights under the Plan from or through any Participant shall be subject to all the terms and conditions of the Plan and any Award Agreement applicable to such Participant as well as any additional restrictions or limitations deemed necessary or appropriate by the Committee.

7.07
Registration and Listing Compliance. No Award shall be paid and no Shares or other securities shall be distributed with respect to any Award in a transaction subject to the registration requirements of the Securities Act or any state securities law or subject to a listing requirement under any listing agreement between the Corporation and any national securities exchange, and no Award shall confer upon any Participant rights to such payment or distribution until such laws and contractual obligations of the Corporation have been complied with in all material respects. Except to the extent required by the terms of an Award Agreement or another contract between the Corporation and the Participant, neither the grant of any Award nor anything else contained herein shall obligate the Corporation to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any Shares or other securities, whether or not necessary in order to permit any such payment or distribution.

7.08
Stock Certificates. Awards representing Shares under the Plan may be recorded in book entry form until the lapse of restrictions or limitations thereon, or issued in the form of certificates. All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, the Committee may require any Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Corporation or such other Person as the Committee may designate.

SECTION 8.    ADJUSTMENT PROVISIONS

8.01
If an extraordinary dividend or other extraordinary distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of Common Stock then subject to any outstanding Options, Restricted Stock Units, Stock Appreciation Rights, Performance Awards or Other Stock-Based Awards, the number of shares of Common Stock which may be issued under the Plan but are not then subject to outstanding Options, Restricted Stock Units, Stock Appreciation Rights, Performance Awards or Other Stock-Based Awards, the exercise price of any outstanding Options and grant price of any outstanding Stock Appreciation Rights and the maximum number of shares as to which Awards may be granted and as to which shares may be awarded under the Plan, shall be adjusted as the Committee determines to be appropriate in its sole discretion. Shares of Common Stock so distributed with respect to any Restricted Stock held in escrow shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock on which they were distributed.

8.02
If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any then outstanding Option, Restricted Stock Unit, Stock Appreciation Right, Performance Award or Other Stock-Based Award, and for each share of Common Stock which may be issued under the Plan but which is not then subject to any outstanding Option, Restricted Stock Unit, Stock Appreciation Right, Performance Award or Other Stock-Based Award, the number and kind of shares of stock or other securities (and in the case of outstanding Options, Restricted Stock Units, Stock Appreciation Rights, Performance Awards or Other Stock-Based Awards, the cash or other property) into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable; provided, that, notwithstanding the foregoing, in the event that the outstanding shares of Common Stock shall be changed into or exchangeable for cash or other property, the Committee may in its discretion determine that outstanding Awards shall remain outstanding or be substituted for comparable Awards over stock or securities of the acquiring or surviving entity, subject to such adjustments as the Committee determines to be appropriate in its sole discretion. Unless otherwise determined by the Committee in its discretion, any such stock or securities, as well as any cash or other property, into or for which any Restricted Stock held in escrow shall be changed or exchangeable in any such transaction shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock in respect of which such stock, securities, cash or other property was issued or distributed.

8.03
In case of any adjustment or substitution as provided for in this Section 8, the aggregate option price for all Shares subject to each then outstanding Option, Restricted Stock Unit, Stock Appreciation Right, Performance Award or Other Stock-Based Award, prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction), cash or other property to which such Shares shall have been adjusted or which shall have been substituted for such Shares. Any new option price per share or other unit shall be carried to at least two decimal places (determined with upward rounding).

8.04
If the outstanding shares of the Common Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders of the Common Stock, (a) the Committee shall make any adjustments to any then outstanding Option, Restricted Stock Unit, Stock Appreciation Right, Performance Award or Other Stock-Based Award, which it determines are equitably required to prevent dilution or enlargement of the rights of optionees and awardees which would otherwise result from any such transaction, and (b) unless otherwise determined by the Committee in its discretion, any stock, securities, cash or other property distributed with respect to any Restricted Stock held in escrow or for which any Restricted Stock held in escrow shall be exchanged in any such transaction shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock in respect of which such stock, securities, cash or other property was distributed or exchanged.

8.05
No adjustment or substitution provided for in this Section 8 shall require the Corporation to issue or sell a fraction of a Share or other security. Accordingly, all fractional Shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution. Owners of Restricted Stock held in escrow shall be treated in the same manner as owners of Common Stock not held in escrow with respect to fractional Shares created by an adjustment or substitution of Shares, except that, unless otherwise determined by the Committee in its discretion, any cash or other property paid in lieu of a fractional Share shall be subject to restrictions similar to those applicable to the Restricted Stock exchanged therefor.

8.06
In the event of any other change in or conversion of the Common Stock, the Committee may in its discretion adjust the outstanding Awards and other amounts provided in the Plan in order to prevent the dilution or enlargement of rights of Participants.

SECTION 9.    TERMINATION OF SERVICE

9.01
Unless otherwise determined by the Committee, all unvested Awards then held by a Participant who ceases to provide services to the Corporation and its Affiliates, whether through a termination of service or because of reassignment by such Participant’s employer, shall be immediately cancelled and forfeited without consideration. The terms of Award Agreements shall set forth the terms under which an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or other Share-Based Award may remain exercisable or shall continue to vest following such a termination of service.

SECTION 10.    CHANGE OF CONTROL

10.01
Notwithstanding anything herein to the contrary, upon the occurrence of a Change of Control, unless otherwise provided in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof):  (a) continuation or assumption of such outstanding Awards under the Plan by the Corporation (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for outstanding Awards (with appropriate adjustments to the type of consideration payable upon settlement of the Awards); (c) accelerated exercisability, vesting and/or payment under outstanding Awards immediately prior to or upon the occurrence of such event or upon a termination of employment or other service following such event; and (d) if all or substantially all of the Corporation’s outstanding Shares transferred in exchange for cash consideration in connection with such Change of Control: (i) upon written notice, provide that any outstanding Options and Stock Appreciation Rights are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; and (ii) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, shares, other property or any combination thereof) as determined in the sole discretion of the Committee; provided, that, in the case of Options and Stock Appreciation Rights, the fair value shall equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of Shares (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled) over the aggregate exercise or grant price, as applicable, with respect to such Awards or portion thereof being canceled, or if no such excess, zero.

SECTION 11.    AMENDMENTS TO AND TERMINATION OF THE PLAN

11.01
The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except that, without the approval of the shareholders of the Corporation, no amendment, alteration, suspension, discontinuation or termination shall be made if shareholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Shares may then be listed, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that without the written consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him. The Committee may, consistent with the terms of the Plan, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him; and provided further that, other than pursuant to Section 8, the Committee shall not without the approval of the Corporation’s stockholders (a) lower the exercise price per Share of an Option after it is granted, (b) cancel an Option when the exercise price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change of Control), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

SECTION 12.    GENERAL PROVISIONS

12.01
No Right to Awards; No Shareholder Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, except as provided in any other compensation, fee or other arrangement. No Award shall confer on any Participant any of the rights of a shareholder of the Corporation unless and until Shares are in fact issued to such Participant in connection with such Award.

12.02
Withholding. To the extent required by applicable Federal, state, local or foreign law, the Participant or his successor shall make arrangements satisfactory to the Corporation, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an Award. The Corporation shall not be required to issue any Shares or make any other payment under the Plan until such obligations are satisfied. The Corporation is authorized to withhold from any Award granted or any payment due under the Plan, including from a distribution of Shares, amounts of withholding taxes due with respect to an Award, its exercise or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Corporation and Participants to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive Shares, Awards or other property and to make cash payments in respect thereof in satisfaction of such tax obligations.

12.03
No Right to Employment or Continuation of Service. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any Participant any right to continue as an officer or non-employee director or continue to provide services to, the Corporation or any parent, subsidiary or Affiliate of the Corporation or the Manager or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Corporation or any of its Affiliates to terminate such Participant’s service.

12.04
Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Corporation’s obligations under the Plan to deliver Shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

12.05
No Limit on Other Compensatory Arrangements. Nothing contained in the Plan shall prevent the Corporation from adopting other or additional compensation, fee or other arrangements (which may include, without limitation, employment agreements with executives and arrangements which relate to Awards under the Plan), and such arrangements may be either generally applicable or applicable only in specific cases. Notwithstanding anything in the Plan to the contrary, the terms of each Award shall be construed so as to be consistent with such other arrangements in effect at the time of the Award.

12.06
No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

12.07
Governing Law. The validity, interpretation, construction and effect of the Plan and any rules and regulations relating to the Plan shall be governed by the laws of Maryland (without regard to the conflicts of laws thereof).

12.08
Severability. If any provision of the Plan or any Award is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or Award, it shall be deleted and the remainder of the Plan or Award shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.

12.09	Regulations and Other Approvals.

(i)
The obligation of the Corporation to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii)
Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Share issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii)
In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Participant receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Corporation in writing that the Shares acquired by such Participant is acquired for investment only and not with a view to distribution.

(iv)
The Committee may require a Participant receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to enter into a shareholder agreement or “lock-up” agreement in such form as the Committee shall determine is necessary or desirable to further the Corporation’s interests.

12.10
Section 409A. It is intended that the payments and benefits under the Plan comply with, or as applicable, constitute a short-term deferral or otherwise be exempt from, the provisions of Section 409A of the Code. The Plan will be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Plan or any Award to fail to satisfy Section 409A of the Code will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Section 409A of the Code). To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six-month period immediately following Participant’s termination of employment shall instead be paid on the first business day after the date that is six months following Participant’s termination of employment (or upon Participant’s death, if earlier). No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code.

SECTION 13.    EFFECTIVE DATE AND TERM OF THE PLAN

13.01
The effective date and date of adoption of the Plan shall be March 15, 2016, the date of adoption of the Plan by the Board, provided that such adoption of the Plan is approved by a majority of the votes cast at a duly held meeting of shareholders at which a quorum representing a majority of the outstanding voting stock of the Corporation is, either in person or by proxy, present and voting. Notwithstanding anything else contained in the Plan or in any Award Agreement, no Option, Stock Appreciation Right or other purchase right granted under the Plan may be exercised, and no Shares may be distributed pursuant to any Award granted under the Plan, prior to such shareholder approval. In the event such shareholder approval is not obtained, all Awards granted under the Plan shall automatically be deemed void and of no effect.